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                                                                    Exhibit 10.1

                                    AGREEMENT

     This Agreement ("Agreement") is made and entered into this __ day of February, 2004 ("Effective Date"), by and between TRAC MEDICAL SOLUTIONS, INC., a New York corporation ("Trac Medical") and Homecare Association, LLC, a Delaware limited liability company ("Homecare Association"). Trac Medical and Homecare Association may be referred to herein as the "Parties."

                                  INTRODUCTION

         WHEREAS, Trac Medical has developed the Trac Medical Service (defined below), which will enable the homecare industry to have efficient and reliable access to electronically maintained certificates of medical necessity and other electronic documentation;

         WHEREAS, Trac Medical desires to make the Trac Medical Service available to members of the American Association for Homecare ("AA Homecare") and to use the AA Homecare Marks (defined below), in connection with its marketing and promotional activities;

         WHEREAS, Homecare Association is a single-member limited liability company formed by AA Homecare for the purpose of entering into this Agreement;

         WHEREAS, AA Homecare is a business league exempt from tax under Section 501(c)(6) of the Internal Revenue Code, as amended, which was formed for the purpose of promoting the common business interest of homecare providers;

         WHEREAS, AA Homecare is the owner of the AA Homecare Marks, which it uses in connection with its exempt activities; and

         WHEREAS, AA Homecare has determined that supporting the development and use by its members of the Trac Medical Service, licensing the AA Homecare Marks to Trac Medical, and providing Trac Medical with access to its members will assist in promoting the common business interest of homecare providers.

         Now therefore, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the following:

1. DEFINITIONS. The following terms, whenever initially capitalized, shall have the following meanings for purposes of this Agreement:

1.1 "AA Homecare Marks". The trademarks and logos owned by AA Homecare and licensed to Trac Medical under this Agreement.

1.2 "Customer". A Member (defined below) that purchases the Trac Medical
Service.


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1.3 "Confidential Information" shall mean any information furnished or made available directly or indirectly by one Party to another Party, whether written, oral, recorded, or contained on tape or on other electronic or mechanical media that (a) is labeled or otherwise designated as confidential, proprietary, a trade secret or with a similar designation or (b) that relates to past, present or future research, developments, improvements, inventions, processes, software, programs, intellectual property, techniques, designs or other technical data, contact lists or other compilations for marketing or development, or regarding administrative, management, financial or marketing activities of the Party disclosing such information or regarding the identities of customers introduced to Trac Medical by Homecare Association, whether or not such information is labeled as confidential.

1.4 "Derivatives". Works of authorship that are a modification, translation, abridgment, condensation, compilation, expansion, recasting, transformation, or adaptations, improvements, discoveries and/or inventions, whether patentable or not, whether copyrightable or not.

1.5 "eDocuments". An electronic Certificate of Medical Necessity ("eCMN") and other electronic healthcare forms, in such formats as required by the Center for Medicare and Medicaid Services applicable to the home healthcare and home medical equipment industries and any successor forms thereto.

1.6 "Intellectual Property". Wherever existing in the world, (i) patents, whether in the form of utility patents, design patents or industrial designs, and all pending applications for registration thereof, (ii) trademarks, trade names, service marks, domain names, designs, logos, trade dress and trade styles, whether or not registered, and all pending applications for registration thereof, (iii) copyrights, whether or not registered, and all pending applications for registration thereof, (iv) know-how, inventions, research records, trade secrets, confidential information, product designs, data, engineering specifications and drawings, technical information, formulas, customer lists, supplier lists and market analyses, (v) computer software and programs, and related flow charts, programmer notes, documentation, updates, and data, whether in object or source code form, and (vi) all other similar proprietary rights, whether or not registered.

1.7 "Members". A natural person or legal entity that is a member of AA Homecare.

1.8 "Net Revenue". As used herein, Net Revenue shall mean [ * * * * ] for payment of [ * * * * ] and [ * * * * ] for the [ * * * * ], less: (a) [ * * *
*]; (b) [ * * * * ] (c) [ * * * * ] where such costs are (i) due to [ * * * * ]
and are (ii) [ * * * * ] (defined below) that are affiliated with [ * * * * ], as such costs may be determined by [ * * * *].

1.9 "Preexisting Intellectual Property". Intellectual Property a Party owns or is licensed to use as of the Effective Date and Derivatives thereof .

1.10 "Prepaid Rollout Promotion". The Prepaid Rollout Promotion is the [ * * * * ] made by Trac Medical to [ * * * * ] pursuant to which [ * * * * ] may purchase [ * * * * ] during the [ * * * * ] commencing on [ * * * * ], pursuant to the terms and conditions of Exhibit E to this Agreement.

1.11     "Territory". The United States of America and all of its territories.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]


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1.12 "Trac Medical Marks". The trademarks and logos owned by Trac Medical and licensed to Homecare Association under this Agreement.

1.13 "Trac Medical Service". Trac Medical's proprietary eDocument service currently marketed under the name CareCert(TM), as currently operational and as may be modified, upgraded or otherwise improved in the future so long as it continues to provide the core functionality currently offered, including without limitation, the software version contemplated to be known as CareCert ES, as described in Sections 3.1 and 3.2 of this Agreement.

1.14 "Transaction". The issuance to a Member of an eDocument through the Trac Medical Service.

2.       COMMITTEE; CERTAIN PAYMENTS.

2.1 ESTABLISHMENT AND OPERATION OF OVERSIGHT COMMITTEE.

eDocument Technical Oversight Committee. Within 30 days of the Effective Date, Trac Medical will establish an eDocument Technical Oversight Committee consisting of [ * * * * ] and other appointed members. During the Term, Trac Medical will take appropriate actions to ensure that the eDocument Technical Oversight Committee actively accomplishes the tasks for which it has been established. The functions of this committee shall include, among other things, the [ * * * * ]; information regarding [ * * * * ]; and assuring [ * * * *].

2.2 PAYMENTS TO TRAC MEDICAL.

         (a) In consideration of the rights and benefits granted herein, Homecare Association hereby agrees to pay to Trac Medical an aggregate amount of [ * * * * ] by wire transfer of immediately available funds to a Trac Medical designated account within ten (10) days of execution of this Agreement by Trac Medical and Homecare Association.

         (b) Homecare Association shall use its best efforts to advise the Members of the availability of the Trac Medical Service and will work with Trac Medical to obtain [ * * * * ] to Trac Medical pursuant to Trac Medical's [ * * *
* ] by wire transfer of immediately available funds to a Trac Medical designated account during the [ * * * * ] of the [ * * * * ]. The Parties agree that nothing in this Agreement shall be construed as obligating Homecare Association [ * * * * ] Trac Medical any part of the [ * * * * ] referred to in this Section 2.2(b).

2.3 REDUCED PAYMENT OBLIGATION. The payment obligation of Homecare Association, set forth in Section 2.2(a) of this Agreement, shall be reduced solely in the event that Trac Medical receives an amount in [ * * * * ] from Members pursuant to the [ * * * * ]. If Members purchase in excess of [ * * * * ] pursuant to the [ * * * * ], Homecare Association shall be entitled to receive a [ * * * * ] in an amount [ * * * * ] by which [ * * * * ] to Trac Medical pursuant to the [ * *
* * ]. In no event, however, shall the [ * * * * ] Homecare Association [ * * *
* ]. Any [ * * * * ] due Homecare Association shall be paid by Trac Medical by wire transfer of immediately available funds to an account designated by Homecare Association within ten (10) days following the expiration of the [ * *
* * ].

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]


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2.4 [ * * * * ]. In the event [ * * * * ] according to the following parameters, the payment referred to in Section 2.2(a) [ * * * * ] to Homecare Association in accordance with Section 2.3.

         (a) [ * * * * ] in accordance with the specifications set forth in Exhibit A by [ * * * * ], Homecare Association shall receive a [ * * * * ] of the payment made pursuant to Section 2.2(a) less any amounts [ * * * * ]pursuant to Section 2.3.

         (b) [ * * * * ] in accordance with the specifications set forth in Exhibit A by [ * * * * ], Homecare Association shall receive a [ * * * * ] of the payment made pursuant to Section 2.2(a)
                  [ * * * * ] to Homecare Association pursuant to Section 2.3; provided, however, that if the reason for the [ * * * * ], is substantially due to the failure of [ * * * * ] referred to in
                  Section 2.2(b), then Trac Medical shall have [ * * * * ] of the Effective Date [ * * * * ] in accordance with the specifications set forth in Exhibit A before Homecare Association is entitled to a [ * * * * ] of the payment made pursuant to Section 2.2(a) less any amounts [ * * * * ] pursuant to Section 2.3.

         (c) [ * * * * ] in accordance with the specifications set forth in Exhibit A by [ * * * * ], [ * * * * ] purchasing Transactions pursuant to the [ * * * * ] equal to the [ * * * * ] by such
                  [ * * * * ] pursuant to [ * * * * ] less [ * * * * ].

         (d) Notwithstanding the foregoing, [ * * * * ] shall be due to Homecare Association if any delay in the [ * * * * ] is substantially due to (i) [ * * * * ] of the eDocument Technical Oversight Committee that are [ * * * * ]; or (ii) material changes in the development of CareCert ES which are [
                  * * * * ] of the eDocument Technical Oversight Committee that are [ * * * * ]. If Trac Medical reasonably believes that any of the actions described in clauses (i) and (ii) above may delay the timely delivery of CareCert ES, Trac Medical shall so notify Homecare Association within three business days of such actions. If Homecare Association does not respond to Trac Medical's notice within five (5) business days, Homecare Association shall be deemed to have accepted the [ * * * * ]. Any [ * * * * ] to Homecare Association under this Section 2.4 shall be paid within 10 business days following the written request of Homecare Association.

2.5 [ * * * * ].

         (a) As a condition to, and contemporaneously with, Homecare Association's wire transfer pursuant to Section 2.2(a), [ * * * * ].

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]


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The [ * * * * ] (i) be in writing, signed by the Issuer and name [ * * * * ]
(its transferees and assigns) as [ * * * * ] , (ii) have an expiration date no earlier than thirty days following the first anniversary of this Agreement,
(iii) have a [ * * * * ], (iv) permit [ * * * * ], (v) be subject to the [ * * *
* ], and (vi) be [ * * * * ] upon [ * * * * ] and accompanied by a dated certification purportedly signed by an authorized officer or representative of [
* * * * ] is entitled to the [ * * * * ] pursuant to the specific terms identified in Section 2.5(b) of this Agreement.

         (b) [ * * * * ], without prior notice to Trac Medical, in whole or in part, at the [ * * * * ] option, if (i) [ * * * * ] or (ii) a [ * * * * ].
Notwithstanding anything in this Agreement to the contrary, any cure or grace periods set forth in this Agreement shall not apply to this Section.

         (c) If the [ * * * * ]is reduced below [ * * * * ] or the [ * * * * ] changes in any material adverse way in the sole discretion of the Beneficiary, then the Beneficiary shall have the right, by providing written notice to Trac Medical, to require Trac Medical to obtain [ * * * * ] that complies with the requirements of this Section, which [ * * * * ] must be obtained and issued not later than five (5) business days after Trac Medical's receipt of the foregoing notice from the Beneficiary. Failure to do so shall constitute an event of default hereunder and entitle the [ * * * * ].

3. TRAC MEDICAL OBLIGATIONS.

3.1 TRAC MEDICAL SERVICE. Trac Medical shall offer the Trac Medical Service to the Members upon the terms and conditions set forth in this Agreement. Trac Medical hereby represents that the Trac Medical Service, when offered as CareCert ES, will include the functionality regarding the following items as set forth below and in Exhibit A to this Agreement and that it will operate CareCert ES in a manner substantially consistent with such parameters:

         a. [ * * * *]: CareCert ES will permit [ * * * * ] the specifications described in Exhibit A.

         b. [ * * * * ]: CareCert ES will be [ * * * * ] can be accomplished through various means, as described in Exhibit A.

         c. [ * * * * ]y: CareCert ES provides for [ * * * * ] as described in Exhibit A of this Agreement.

         d. [ * * * * ]: CareCert ES will be [ * * * * ]. In addition, Trac Medical has published [ * * * * ] for users and incorporates [ * * * * ] as described in Exhibit A.

         e. [ * * * * ]: CareCert ES provides for [ * * * * ] and maintains [ * * * * ] of each document. Trac Medical Solutions currently utilizes the [ * * * * ] in order to provide this feature.

         f. [ * * * * ]: CareCert ES provides for the [ * * * * ] of all documents created through the Trac Medical Service as described in Exhibit A.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]
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         g.       [ * * * * ]: CareCert ES will permit users to allow Trac
                  Medical [ * * * * ].

         h. [ * * * * ]: CareCert ES will ensure [ * * * * ] pursuant to the processes described on Exhibit A.

         i. [ * * * * ]: CareCert ES will support [ * * * * ] and as such forms may be [ * * * * ] during the Term. In addition, the Trac Medical Service will support additional eDocuments as described on Exhibit A.

3.2 DELIVERY OF CARECERT ES. Subject to the provisions of Section 2.4(d), Trac Medical shall use its best efforts to commercialize CareCert ES by [ * * * * ]. Homecare Association acknowledges that development of CareCert ES is being accomplished by a third-party developer, that Trac Medical is not directly undertaking such work and that commercialization of CareCert ES may be delayed by events solely in the control of such third-party developer.

3.3 GENERAL. Trac Medical shall have sole responsibility for the following aspects of the initiative contemplated by this Agreement: developing marketing materials for the Trac Medical Service and day-to-day marketing efforts; providing deployment and technical support to Customers; undertaking billing and collections obligations; Customer and physician training; system maintenance; data security;; and the development and maintenance of a business recovery plan. Trac Medical will provide such training, support and maintenance to Customers as set forth in its then-current end user license agreement, the form of which is annexed hereto as Exhibit F. [ * * * * ], which shall not be unreasonably withheld; provided, however, that Trac Medical may modify such agreement to reflect differences arising from commercialization of CareCert ES.

3.4 ESCROW

(a) Deposit.

         (i) Trac Medical Deposit. Within sixty (60) days after the execution of this Agreement, Trac Medical shall place in escrow with a mutually acceptable escrow agent ("Trac Medical Escrow Agent"), a copy of (A) [ * * * * ] and the documentation pertaining to such [ * * * * ] and (B) the executable code only (and related documentation) [ * * * * ], including for example, [ * * * * ] (the computer code and documentation referred to in clauses (A) and (B) shall be collectively referred to as the "Trac Medical Deposit Materials"). Trac Medical shall enter into an escrow agreement with the Trac Medical Escrow Agent, the form of which is set forth at Exhibit B to this Agreement, identifying Homecare Association as a beneficiary thereunder ("Trac Medical Escrow Agreement"). On a quarterly basis during the Term, Trac Medical shall deposit with the Trac Medical Escrow Agent any upgrades to the Trac Medical Deposit Materials released during the previous fiscal quarter.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]


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         (ii) bConnected Deposit. Significant portions of the functionality of
CareCertES are the result of [ * * * * ] ("bConnected") [ * * * * ]
("bPIP Software"). Within sixty (60) days after the execution of this Agreement, bConnected shall place in escrow with a mutually acceptable escrow agent ("bConnected Escrow Agent"), a copy of [ * * * * ] and, within thirty (30) days after final acceptance by Trac Medical, all modifications, enhancements, interfaces and other software products being [ * * * * ]as part of the commercialization of CareCertES referred to in Section 3.5, and the documentation pertaining to all such source code (all such software and documentation shall be collectively referred to as the "bConnected Deposit Materials"). bConnected shall enter into an escrow agreement with the bConnected Escrow Agent, the form of which is set forth at Exhibit B to this Agreement, identifying Homecare Association as a beneficiary thereunder ("bConnected Escrow Agreement"). On a quarterly basis during the Term after the initial deposit, bConnected shall deposit with the bConnected Escrow Agent any upgrades to the bConnected Deposit Materials released during the previous fiscal quarter.

(b) Release. The Trac Medical Escrow Agreement and the bConnected Escrow Agreement shall provide Homecare Association with the right to obtain a copy of the Trac Medical Deposit Materials and the bConnected Deposit Materials (collectively, the "Deposit Materials") either pursuant to Section 3.6 or solely in the event that, during the Term, both Trac Medical and bConnected:

         (i)      [ * * * * ]under this Agreement;

         (ii)     [ * * * * ] Agreement;

         (iii)    [ * * * * ];

         (iv)     [ * * * * ] with the requirements set forth in this Agreement;
                  or

         (v)      [ * * * * ].

(c) License. Upon release of the Deposit Materials to Homecare Association, both Trac Medical and bConnected grant Homecare Association a [ * * * * ] (unless Homecare Association commits a material breach of this Agreement), personal, nontransferable, nonexclusive right and license to use the Deposit Materials to [ * * * * ] (either directly or through a third-party that is subject to the limitations contained herein) the [ * * * * ], as existing on the date of release from escrow, [ * * * * ] and subject to the restrictions set forth in this Agreement.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]


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(d) Restrictions. In the event the Deposit Materials are released from escrow,
Homecare Association acknowledges and agrees that its use of the Trac Medical Deposit Materials referred to in Section 3.4(a)(i)(B) is subject to any additional license agreement required by the licensor of such other Trac Medical Deposit Materials. The original and all copies of the Deposit Materials, in whole or in part, are Confidential Information and are the exclusive property of Trac Medical, bConnected or their licensors, as applicable, and shall be treated as such by Homecare Association during or after the Term of this Agreement. Nothing herein, however, shall be deemed as a grant or a license by Trac Medical to Homecare Association to create, or have created for its benefit, any Derivatives based on the Deposit Materials other than to create or have created for the benefit of Members from the Deposit Materials other than those referred to in Section 3.4(a)(i)(B) any (A) necessary fixes, patches and similar error corrections or (B) modifications to permit CareCert ES to process eDocuments that have been amended by the appropriate regulatory body.

3.5 ROLE OF BCONNECTED. Contemporaneous with the execution of this Agreement and as a condition hereto, Trac Medical and bConnected will enter into a development and license agreement upon such commercially reasonable terms and conditions as Trac Medical and bConnected may agree and pursuant to which bConnected Software will undertake certain activities in connection with the development and commercialization of CareCert ES.

3.6 PROVISION OF [ * * * * ]. Trac Medical and bConnected agree that if a release condition set forth in section 3.4(b) occurs with respect to [ * * * * ]. In the event [ * * * *] as described in this Agreement, the Deposit Material will be released from escrow to [ * * * * ] license and restrictions set forth in Sections 3.4(c) and (d) above.

4. JOINT OBLIGATIONS.

4.1 THIRD PARTY AGREEMENTS. During the Term, Trac Medical and bConnected shall jointly work together, as may be required, in connection with the development and commercialization of CareCert ES as described herein and in Exhibit A. The enterprise software solution to be developed by Trac Medical and bConnected will provide the functionality, database and server scalability as described in Exhibit A. Homecare Association shall cooperate and work with Trac Medical in good faith in order to assist Trac Medical in its performance of this Agreement and in otherwise accomplishing the Parties' intentions as expressed in this Agreement.

4.2 MARKETING PLAN. Trac Medical shall develop and implement such marketing, communications, and promotional plans and/or policies for the promotional activities contemplated by this Agreement within thirty (30) days from the Effective Date (the "Marketing Plan"). Promotional activities will commence as soon as practicable and include, without limitation, direct telephone and/or mail marketing, direct print advertising in trade journals, Internet advertising, public and media relations, third party industry analyst briefings and relations, and select trade conference activities.

4.3 PUBLICITY. The Parties and bConnected agree to publish a joint press release announcing the transactions contemplated by this Agreement within two business days following the execution of this Agreement by the Parties and bConnected. Subsequently, the Parties shall adhere to the provisions of the Marketing Plan regarding the publication of press releases and similar communications.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]


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4.4 EXPENSES. Unless otherwise expressly agreed upon by the Parties, each Party shall bear its own expenses incurred in carrying out its obligations under this Agreement.

5. INTELLECTUAL PROPERTY RIGHTS

5.1 GRANT OF LICENSE FOR AA HOMECARE MARKS. Homecare Association hereby grants to Trac Medical for the Term and any Renewal Term, a non-exclusive, non-transferable, personal, worldwide license to use the AA Homecare Marks on advertising and promotional material and elsewhere as contemplated herein solely in accordance with the terms and conditions of this Agreement. Trac Medical's use of the AA Homecare Marks shall further be subject to the guidelines set forth in Exhibit C-1 to this Agreement, or as otherwise approved in writing by Homecare Association, as the case may be. Trac Medical shall fully and promptly correct and remedy any deficiencies in its use of the AA Homecare Marks, upon reasonable notice from Homecare Association. Homecare Association may suspend or revoke the licenses granted in this Section 5.1 in the event Trac Medical fails to correct any deficiency in its use of the AA Homecare Marks within thirty days from Homecare Association giving Trac Medical written notice of non-compliance.

5.2 GRANT OF LICENSE FOR TRAC MEDICAL MARKS. Trac Medical hereby grants Homecare Association, during the Term and any Renewal Term, a non-exclusive, non-transferable, personal, royalty-free, license to use, within the Territory, the Trac Medical Marks on material as contemplated herein solely in accordance with the terms and conditions of this Agreement. Homecare Association's use of the Trac Medical Marks shall further be subject to the Usage Guidelines set forth in Exhibit C-2 to this Agreement, or as otherwise approved in writing by Trac Medical. Homecare Association shall fully and promptly correct and remedy any deficiencies in its use of the Trac Medical Marks upon reasonable notice from Trac Medical. Trac Medical may suspend or revoke the licenses granted in this Section 5.2 in the event Homecare Association fails to correct any deficiency in its use of the Trac Medical Marks within thirty days from Trac Medical giving Homecare Association written notice of non-compliance.

5.3 RETENTION OF RIGHTS. (a) Each Party acknowledges the sole ownership by the other Party of such Party's Marks worldwide and all associated goodwill. Nothing in this Agreement or in the performance thereof, or that might otherwise be implied by law, shall operate to grant either Party any right, title, or interest in or to the other Party's Marks other than as specified in the limited license grant herein. Each Party's use of the other Party's Marks shall inure solely to the benefit of Party granting licenses to use its Marks. Each Party hereby assigns and shall assign in the future to the other Party all rights it may acquire by operation of law or otherwise in the other Party's Marks, including all applications or registrations therefore, along with the goodwill associated therewith. Each Party shall have the sole right to and in its sole discretion may commence, prosecute or defend, and control any action concerning its Marks. Neither Party shall contest the validity of, by act or omission jeopardize, or take any action inconsistent with, rights or goodwill of the other Party in and to its Marks in any country, including attempted registration of the other Party's Marks, or use or attempted registration of any mark confusingly similar thereto.

(b) Each Party retains all rights, title and interest in and to its Preexisting Intellectual Property and to Intellectual Property it develops and/or licenses from third parties (other than the other Party) during or after the Term. At no time during or after the Term or Renewal Term shall either Party use the rights conferred by the other Party under this Agreement as a basis to (i) challenge such Party's rights in and to its Preexisting Intellectual Property (to the extent such covenant is permitted by law), or (ii) use such Party's Preexisting Intellectual Property in connection with any of its products or services other than for the purposes of this Agreement and otherwise in accordance with this Agreement or (iii) allow any other person or entity to use, copy or modify such Party's Preexisting Intellectual Property other than as expressly provided elsewhere in this Agreement. To the extent a Party's Preexisting Intellectual Property is based on a license(s) granted by a third party(ies), that Party shall be obligated to use its best efforts to provide the benefits of such license(s) to the other Party.


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6. TRANSACTION PRICING POLICY; ROYALTY SHARE; PAYMENT AND AUDITS

6.1 TRANSACTION PRICING POLICY. The Trac Medical Service will be offered to AA Homecare Members upon the pricing terms set forth on Exhibits D-1 and D-2 to this Agreement, which includes [ * * * * ] depicted in Exhibit D-2. Trac Medical agrees that the prices, terms and conditions with respect to the Trac Medical Service provided pursuant to this Agreement [ * * * * ]. During the Term, Trac Medical agrees [ * * * * ], and have a [ * * * * ] with Trac Medical. If during the Term, Trac Medical enters into an agreement with a third party for a relationship [ * * * * ] with terms that are [ * * * * ] those specified in this Agreement, then Trac Medical shall [ * * * * ], effective as of the date of availability of [ * * * * ]. During the Term, either Trac Medical or Homecare Association shall have the right to request a meeting with the other Party to review and assess the then-current pricing charged for the Trac Medical Service. Nothing herein, however, shall constitute an agreement by Trac Medical or provide Homecare Association with the unilateral right, to adjust the fees assessed by Trac Medical for the Trac Medical Service.

(a) During the Term, Trac Medical may [ * * * * ] the charges set forth in Exhibits D-1 and D-2 if either (i) additional requests from the members of the [
* * * * ] that are [ * * * * ] or (ii) [ * * * * ] which are approved by the members of the [ * * * * ] cause the cost of [ * * * * ] from those projected as of the date this Agreement is executed. If Trac Medical reasonably believes that any of the actions described in clauses (i) and (ii) above may so [ * * * * ], Trac Medical shall so notify Homecare Association within three business days of such actions. Commencing on the second anniversary of the date that Trac Medical delivers CareCert ES, Trac Medical may [ * * * * ] the charges set forth in Exhibits D-1 and D-2 in the event that the [ * * * * ] from those costs incurred by Trac Medical during the first two years following delivery by Trac Medical of CareCert ES. Prior to [ * * * * ] to the prior sentence, Trac Medical shall provide Homecare Association with such documentation and evidence [ * * * * ] as Homecare Association may reasonably request.

(b) During the Term, Trac Medical may [ * * * * ] set forth in Exhibits D-1 and D-2 if Trac Medical forms a good faith belief that such [ * * * * ] is necessary in order for CareCertES or the Trac Medical Service to be [ * * * * ]. In such circumstances, Trac Medical shall explain to Homecare Association the basis for its belief and may implement such [ * * * * ] following consent of Homecare Association, which consent shall not be unreasonably withheld.

6.2 ROYALTY SHARING. The [ * * * * ] generated from Members' use of the Trac Medical Service will be shared between Trac Medical Solutions and Homecare Association according to the terms and conditions set forth below and the projections set forth at Exhibit E to this Agreement. The [ * * * * ] may be referred to herein as "Royalties". Trac Medical and Homecare Association hereby agree to share Royalties derived from Members as follows:

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

         (a) The period of time commencing on the date that Homecare Association shall be entitled to receive Royalty payments and expiring on the termination of this Agreement (including renewal periods) shall be referred to herein as the "Royalty Payment Period." The Royalty Payment Period shall commence on the sooner to occur of (A) the date on which Trac Medical [ *
                  * * * ] or (B) [ * * * * ].

         (b) For the [ * * * * ] of the Royalty Payment Period, Homecare Association shall be entitled to receive a Royalty share equal to [ * * * *].

         (c) For the [ * * * * ] of the Royalty Payment Period, Homecare Association shall be entitled to a Royalty share equal to [ *
                  * * * ].

         (d) For the [ * * * * ] of the Royalty Payment Period, Homecare Association shall be entitled to a Royalty share equal to [ *
                  * * * ].

         (e) For the [ * * * * ] of the Royalty Payment Period, Homecare Association shall be entitled to a Royalty share equal to [ *
                  * * * ].

         (f) For the [ * * * * ] of the Royalty Payment Period, Homecare Association shall be entitled to a Royalty share equal to [ *
                  * * * ].

         (g) Thereafter and for the duration of the Royalty Payment Period, Homecare Association shall be entitled to a Royalty share equal to [ * * * * ]. The Royalty Payment Period shall expire in accordance with Section 8 of this Agreement.

6.3 REPORTING; PAYMENT. During the Term, within 30 days after the end of each calendar quarter, Trac Medical shall furnish to Homecare Association a statement based upon the amounts due pursuant to Sections 6.2 for the quarter then ended (a "Statement"). The Statement will detail the total Net Revenues collected by Trac Medical and will identify the royalty share percentage and the associated royalty dollar amount payable to Homecare Association. Homecare Association will have ten (10) business days after its receipt of the Statement to dispute any part of the Statement. Within fifteen (15) business days after receipt of the Statement by Homecare Association, Trac Medical will pay to Homecare Association the royalty dollar amounts indicated on the Statement and that are not disputed by Homecare Association. In the event Homecare Association and Trac Medical dispute the Statement, Trac Medical shall pay the undisputed amount in accordance with the previous sentence and the disputed amounts shall be paid within five (5) business days after the dispute is resolved.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

6.4 Collection AND DISTRIBUTION of MEMBEr Funds. For funds received from Customers, the Parties agree that Customers shall be directed to make payments directly into a designated account (the "Account") in a financial institution chartered under Federal law that is located in the United States, controlled by Trac Medical, as designated by Trac Medical. To the extent that Customers do not make payments in accordance with the previous sentence, the Parties shall immediately forward to the Account any Customer funds it receives. Trac Medical shall have the right to terminate the Trac Medical Service for any Customer that fails to make timely payments to Trac Medical. Trac Medical shall provide Customers with a cure period of not less than ten business days in order to remedy any non-payment default. The Parties shall ensure that Customer funds paid by credit card are also deposited directly into the Account. The Account will be owned and maintained by Trac Medical at its cost and expense.

6.5 AUDIT RIGHTS. During the Term and any Renewal Term, and for two years thereafter, both Parties shall keep all usual and proper records and books of account and all usual and proper entries relating to Transactions. At the end of each calendar quarter during the term of this Agreement, either Party may cause an audit and/or inspection to be made of the applicable Party's records and facilities in order to verify statements issued by the other Party and such Party's compliance with the terms of this Agreement. Any such audit shall be conducted by an independent certified public accountant selected by the Party undertaking the audit (other than on a contingent fee basis). Such independent certified public accountant shall provide a summary of its findings regarding its verification of the statements issued by Trac Medical and/or Homecare Association and such Party's compliance with the terms of this Agreement, but shall not provide Trac Medical or Homecare Association with any other information produced from the audit and/or inspection of such Party's records. Any audit and/or inspection shall be conducted during regular business hours at the audited Party's facilities upon reasonable notice. The Party to be audited agrees to provide the Party conducting the audit access to the relevant records and facilities. The Party being audited shall pay to the other Party the full amount of any underpayment revealed by the audit. Notwithstanding the foregoing, if such audit reveals an underpayment by a Party in excess of five percent (5%) for the period covered by the audit report, and such amount is greater than $25,000, such Party shall pay all of the fees and costs associated with such audit and the amount underpaid.

6.6 TAXES. Trac Medical shall be responsible for the billing, collecting and remitting of sales, use, value added, excise tax or any other similar tax imposed by any governmental authority that is due with respect to the collection of the revenues derived from Members. Homecare Association and Trac Medical shall each be responsible for any franchise, privilege, income, gross receipts, or business activity taxes based upon its own net or gross income, net worth or business activities. Neither party shall be responsible for any real or personal property taxes assessed on tangible or intangible property owned or leased by the other party.

7.       DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY.

7.1 (a) For a period of one year from the delivery of CareCert ES (the "Warranty Period"), Trac Medical warrants that CareCert ES, when used in accordance with its documentation will operate substantially in accordance with the specification set forth in Exhibit A. In the event that, during the Warranty Period (as defined), CareCert ES fails to conform with the foregoing warranty, Trac Medical will at its sole discretion and expense, and as Homecare Association's sole and exclusive remedy, either (i) correct and repair any error which prevents CareCert ES from operating in accordance with this warranty or
(ii) refund to Homecare Association the amounts paid by Homecare Association pursuant to Section 2.2(a) less any amounts returned to Homecare Association in accordance with Sections 2.3 and 2.4.

(b) During the Term, Trac Medical represents and warrants that the execution, delivery, and performance of this Agreement by Trac Medical shall not constitute a breach or default under any other contract binding Trac Medical.

(c) During the Term, Trac Medical represents and warrants that in the event that it authorizes third parties to sell or license the Trac Medical Services (including CareCert and CareCertES), or any other software or services comparable to or competitive with the Trac Medical Services, to Members, it will make payments to Homecare Association in an amount no less that what Homecare Association would have received had the sales or license grants been made by Trac Medical under this Agreement. In addition, Trac Medical will provide Homecare Association with prompt written notice in the event it enters into any such relationships.

7.2 EXCEPT AS SET FORTH IN SECTION 7.1, TRAC MEDICAL MAKES NO WARRANTIES, REPRESENTATIONS OR COVENANTS, EXPRESSED, IMPLIED, STATUTORY, BY USAGE OF TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR SATISFACTORY QUALITY, AND ALL SUCH WARRANTIES ARE EXPRESSLY EXCLUDED. Trac Medical does not warrant that the Trac Medical Service will be uninterrupted or error-free.

7.3 Homecare Association represents and warrants to Trac Medical that it has been duly organized under the laws of the state of its organization; has been authorized to enter into and perform all aspects of this Agreement and possesses all necessary licenses, rights or other interests in order to rightfully perform this Agreement, including the right to grant to Trac Medical the licenses contemplated herein.

7.4 WITH THE EXCEPTION OF (A) DAMAGES ARISING OUT OF A BREACH BY ONE PARTY OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS; OR (B) DAMAGES ARISING OUT OF A BREACH OF SECTION 9 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY OR bCONNECTED BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THE USE OF OR INABILITY TO USE THE PRODUCTS OR SERVICES CONTEMPLATED HEREUNDER, OR OTHERWISE ARISING OUT OF THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY.

8. TERM OF AGREEMENT; TERMINATION

8.1 The term of this Agreement shall commence as of the Effective Date and shall continue for a period of seven (7) year(s) (the "Term"). Thereafter, this Agreement shall automatically renew for successive one year periods unless (a) during the first two years after the initial Term, Homecare Association gives Trac Medical or (b) after such two year period, either [ * * * * ], written notice of its intent not to renew at least sixty (60) days prior to the expiration of the Term or Renewal Term (defined below), as the case may be.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

Successive one-year periods after the expiration of the Term may be referred to herein as the "Renewal Term." The Term, as used in this Agreement shall include the Renewal Term.

8.2 Either Party may terminate this Agreement upon written notice if (a) the other Party commits a material breach of any provision of this Agreement and fails to remedy such breach within thirty (30) days after written notice thereof; (b) the other Party commits an act of bankruptcy, becomes the subject of an involuntary bankruptcy filing and fails to discharge or terminate such proceeding within sixty days, voluntarily files for bankruptcy, becomes insolvent, makes any assignment for the benefit of creditors, or ceases business operations; or (c) if the other Party materially breaches any of its obligations herein regarding (i) the protection of Confidential Information or (ii) a Party's Intellectual Property rights, such non-breaching Party may terminate this Agreement if the non-breaching Party fails to remedy such breach within ten
(10) days after written notice thereof. The rights and remedies of the Parties provided in this Section shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

8.3 Upon termination of this Agreement for any reason, (a) except for those licenses which are perpetual, all licenses granted hereunder shall cease; (b) the Parties and bConnected shall return to the other, and make no further use of the any Confidential Information, in its possession and all copies thereof; (c) the Parties and bConnected shall immediately discontinue any and all promotional activities hereunder; and (d) Homecare Association or Trac Medical, as the case may be, shall pay to the other within forty-five (45) days of the termination date, all amounts then due to the other pursuant to this Agreement; provided, however, that for a period of 12 months from the effective date of any termination hereunder, other than due to a material breach committed by Homecare Association, Homecare Association shall continue to receive the payments specified by Sections 6.2 or 7.1(c) hereof. Sections 5.3, 6.5, 7, 8, 9 and 10 shall survive termination of this Agreement.

9. NONDISCLOSURE

9.1 Homecare Association, Trac Medical and bConnected acknowledge that in the course of their performance under this Agreement, they may be furnished with, receive, or otherwise have access to the Confidential Information of or concerning each other. For the purposes of this Agreement, the Party disclosing Confidential Information shall be referred to as the "Disclosing Party" and the Party receiving Confidential Information shall be referred to as the "Receiving Party." When used in this Section 9, "Parties" shall include bConnected.

9.2 All Confidential Information shall remain the property of and be deemed proprietary to the Disclosing Party. A Receiving Party agrees: (i) to receive such Confidential Information in strict confidence and not disclose it to any third party without the prior written consent of the Disclosing Party; (ii) to accord such Confidential Information at least the same level of protection against unauthorized use or disclosure that the Receiving Party customarily accords to its own confidential, proprietary or trade secret information of a like nature, but in no event less than a reasonable level of protection; (iii) to use such Confidential Information solely and exclusively for the purposes of and in accordance with the terms of the Agreement; (iv) not disclose any Confidential Information to any third party; and (v) upon the request of the Disclosing Party, and as a prerequisite to the release of Confidential Information, have any recipient of Confidential Information execute a non-disclosure agreement in a form acceptable to the Disclosing Party. A Receiving Party may only disclose Confidential Information to its employees or agents (including third parties retained by the Receiving Party to assist in the Receiving Parties performance of this Agreement) (a) who are required to know such information in connection with the permitted use of such information hereunder, and (b) who are bound by customary and appropriate non-use and confidentiality obligations. A Receiving Party agrees not to reverse assemble or reverse engineer any software provided by the Disclosing Party in order to acquire knowledge about the logic, structure or sequence of the software or decode the software, bypass or defeat protection methods provided for preventing unauthorized access to the software or to derive any source code or algorithms therefrom. In the event any court or other authority orders a Receiving Party to disclose any Confidential Information, such Receiving Party shall use its best efforts to protect its confidentiality and shall forthwith notify the Disclosing Party thereof to enable it to seek to do so.

9.3 A Receiving Party shall not be liable for disclosure or use of any particular Confidential Information, other than information regarding the identities of customers introduced to Trac Medical by Homecare Association, that: (i) is in the public domain at the time of its disclosure through no fault of the Receiving Party or thereafter enters the public domain through no fault of the Receiving Party; (ii) is or becomes known to the Receiving Party on a non-confidential basis without breach of any obligation of confidentiality; or
(iii) is independently developed by the Receiving Party without reference to Confidential Information.

9.4 At any time upon the Disclosing Party's request, the Receiving Party shall, at the Disclosing Party's sole discretion, either destroy or return to the Disclosing Party all Confidential Information it has received, except to the extent necessary for the Receiving Party to continue to exercise its rights hereunder. Nothing herein shall be construed as obligating the Disclosing Party to disclose its Confidential Information to the Receiving Party, or as granting to or conferring upon a Receiving Party, expressly or impliedly, any rights or license to the Confidential Information of the Disclosing Party.

9.5 The Receiving Party hereby acknowledges and agrees that in the event of any breach of this Section 9 by the Receiving Party, including, without limitation, the actual or threatened disclosure or unauthorized use of the Disclosing Party's Confidential Information without the prior express written consent of the Disclosing Party, the Disclosing Party may suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law. Receiving Party expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by the Disclosing Party.

10.      GENERAL.

10.1 As used in this Section 10, the term "Party" shall also include bConnected.

10.2 All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are (i) deposited in the U.S. mail, postage prepaid, certified or registered, return receipt requested; or (ii) sent by overnight courier, charges prepaid, with a confirming fax; and addressed as follows:

NOTICES TO TRAC MEDICAL:                    WITH A COPY TO:
Trac Medical Solutions, Inc.                Goldstein & DiGioia, LLP
2165 Technology Drive                       45 Broadway, 11th Floor
Schenectady, New York  12308                New York, New York  10006
Attention:  Jeffrey Frankel, President      Attention:  Victor J. DiGioia, Esq.

Tel.: (518) 346-7799                        Tel: (212) 599-3322
Fax: (518) 346-3644                         Fax: (212) 557-0295

NOTICES TO HOMECARE ASSOCIATION:            WITH A COPY TO:
Sue Mairena, Chief Operating Officer        Robert Zahler, Esq.
American Association for Homecare           Shaw Pittman, LLP
625 Slaters Lane, Suite 200                 2300 N Street, NW
Alexandria, VA 22314-1171                   Washington, DC  20037

Tel: (703) 836-6263                         Tel: (202) 663-8130
Fax: (703) 836-6730                         Fax: (202) 663-8007

NOTICES TO bCONNECTED:                      WITH A COPY TO:
bConnected Software, Inc.
Attn: President and CEO
380 Interlocken Crescent, Suite 770
Broomfield, CO  80021


or such other address as the Party to receive the notice or request so designates by proper written notice to the other.

10.3 This Agreement shall be construed and controlled by the laws of the State of New York, without regard to conflicts of laws principles.

10.4 Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, agency relationship or as granting a franchise.

10.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Trac Medical, Homecare Association and bConnected (where applicable), by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same of any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving Party.

10.6 If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

10.7 The rights and obligations hereunder shall inure to the benefit of the successors of the Parties hereto, provided any rights or obligations hereunder shall not be assigned by either Party without the prior written approval of the other Party, such consent not to be unreasonably withheld; provided, however, that both Parties shall be entitled to assign all of its rights and obligations hereunder to an affiliate, subsidiary or successor-in-interest.

10.8 No Party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement, other than of obligations regarding payments or confidentiality, if such delay or failure is caused by something beyond its reasonable control and without its fault or negligence, including but not limited to any act of God, strikes, lockouts, riots, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, governmental laws and regulations imposed after the fact, inability to secure products or services from other persons, entities or transportation facilities, failures or delay in transportation or communications or power failures. Such delay or failure shall not constitute a breach of this Agreement and shall automatically extend any completion dates for a period equal to the duration of such events. Lack of funds shall not constitute a reason beyond the Party's reasonable control.










      [Remainder of page intentionally left blank. Signature page follows.]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

HOMECARE ASSOCIATION, LLC                          TRAC MEDICAL SOLUTIONS, INC.



------------------------                           ----------------------------
By:                                                By
Title:                                             Title:

bCONNECTED SOFTWARE, INC.
(Solely with respect to Sections 3.4, 3.5,
3.6, 4.1, 4.3, 7, 8.3, 9 and 10)


----------------------------
By:
Title:

                                    Exhibit A
To The Agreement between
Trac Medical Solutions, Inc. and Homecare Association
Dated as of February __, 2004

The Trac Medical Service will include the functionality regarding the following items as set forth below.

1. General. The CareCert solution is a private, secure, Internet-based transaction network that facilitates the rapid and complete processing of eDocuments requiring role-based input from multiple parties.

         CareCert ES is Trac Medical's planned offering to enhance the functionality of the current CareCert service. CareCert ES will retain all of the functionality of CareCert along with the following improvements:

     >>       [ * * * * ].
     >>       [ * * * * ].
     >>       [ * * * * ].
     >>       [ * * * * ].
     >>       [ * * * * ].

2. Specifications.

a. [ * * * * ]: The Trac Medical Service will permit [ * * * * ].

         i. [ * * * * ]. CareCert currently offers users a [ * * * * ]that allows a provider access to CareCert to [ * * * * ]from the [ * * * * ]. For instance, with this option the provider [ * * * * ]. Trac Medical also makes available to the provider the [ * * * * ].

         ii. [ * * * * ]. CareCert is currently designed as [ * * * * ]. Trac Medical offers this route of data transfer [ * * * * ]. Trac Medical [ * * * * ]into the vendor's software product. Trac Medical, [ * * * * ] and provides the [ * * * * ]. Trac Medical now distributes this [ * * * * ]. Currently integrated third-party software vendors [ * * * * ].

         iii.     CareCert ES.  We are engineering CareCert ES [ * * * * ]:

     >>       [ * * * * ]:
                  [ * * * * ]
                  [ * * * * ]
                  [ * * * * ]
                  [ * * * * ]

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

    >>       Availability of the following additional [ * * * * ]:
                  [ * * * * ]
                  [ * * * * ]
                  [ * * * * ]
                  [ * * * * ]
                  [ * * * * ]
                  [ * * * * ]
                  [ * * * * ]
                  [ * * * * ]
                  [ * * * * ]
                  [ * * * * ]
                  [ * * * * ]
    >> Published with the [ * * * * ] will be made available to any third party wishing to avail themselves of the CareCert's core technology, [ * * * * ] will be used to describe the interfaces [ * * * * ].

    >> Visibility to all of the [ * * * * ]. They are easily viewable through the [ * * * * ] and should the

            [ * * * * ].
    >>      [ * * * * ].
    >>      [ * * * * ].  CareCert ES is being designed [ * * * * ].
            iv. [ * * * * ]. Both CareCert, and the new CareCert ES, [ * * * * ]
solutions. Both solutions have [ * * * * ]following system requirements:
[ * * * * ]

b. [ * * * * ]: The Trac Medical Service will be [ * * * * ].

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

>>       CareCert and the new CareCert ES solutions do/will provide [ * * * * ]

>> Most providers will [ * * * * ]. >> Companies that use industry leading [ * * * * ].

>>       [ * * * * ] the repository using [ * * * * ]. This will provide [ * * *
         * ]. This [ * * * * ] capability is valuable for decision support and import to other back office systems that want some set of the data. [ *
         * * * ].

c. [ * * * * ]: The Trac Medical Service will be [ * * * * ]. Trac Medical has published [ * * * * ] controls. Although not a [ * * * * ], Trac Medical Solutions, Inc. maintains full [ * * * * ]. To insure this we have implemented the [ * * * * ].

Trac Medical [ * * * * ]:

         >>      Development of [ * * * * ]- Written [ * * * * ] and [ * * * *]
                 have been incorporated into Trac Medical operating [ * * * *]
         >>      Designation of [ * * * * ] has been designated as primary
                 [ * * * * ]
         >>      Workforce Training and Management - All Trac Medical personnel are trained on [ * * * * ]
         >>      [ * * * * ]- all [ * * * * ]- is controlled with the use of
                 [* * * * ]
         >>      We contract as a [ * * * * ]and other [ * * * * ]
         >>      As a trusted third-party, [ * * * * ], including [ * * * * ]
                 that is maintained in [ * * * * ].
         >>      Access to [ * * * * ]personnel is used only when requested by
                 a [ * * * * ]to facilitate the processing of a specific e-form

Trac Medical [ * * * * ]include:

         >> [ * * * * ]consisting of [ * * * * ]are responsible for conducting a [ * * * * ], implementing [ * * * * ]requiring [
                  * * * * ] and reviewing [ * * * * ]activity. Members of the [
                  * * * * ]will be added to the [ * * * * ].

         >>       Trac Medical's [ * * * * ] is designated [ * * * * ].

         >>       [ * * * * ]- Any [ * * * * ].

         >>       [ * * * * ].

         >>       [ * * * * ].

         >>       [ * * * * ].


[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

         >>       [ * * * * ].

         >>       [ * * * * ].

         >>       [ * * * * ].

         >>       [ * * * * ].

         >>       [ * * * * ].

         >>       [ * * * * ]

         >>       [ * * * * ].

         >>       [ * * * * ].

         >>       [ * * * * ]

d.       [ * * * * ].   [ * * * * ]:

>>       [ * * * * ]
>>       [ * * * * ]
>>       [ * * * * ]
>>       [ * * * * ].

         [ * * * * ].

         [ * * * * ].
         [ * * * * ]


         [ * * * * ].


[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

e. [ * * * * ]: [ * * * * ]:

         >>       [ * * * * ]; and
         >>       [ * * * * ].

         [ * * * * ].

f. [ * * * * ]: The Trac Medical Service provides for the [ * * * * ] through the Trac Medical Service. CareCert has both [ * * * * ] of the document creation. Consistent with the [ * * * * ], CareCert maintains [ * * * * ]. Each [ * * * * ] to that user. [ * * * * ]. In addition, [ * * * * ] is attached. If a document requires changes, [ * * * * ]. The changed file would [ * * * * ]. All `versions' of a signed document [ * * * * ]built into CareCert enables the [
* * * * ].

g. [ * * * * ]: The Trac Medical Service will ensure [ * * * * ]. Trac [ * * * * ]is used to [ * * * * ]through [ * * * * ]. Through the [ * * * * ] needs when it comes to our [ * * * * ]. The utilization of the [ * * * * ] all parties involved that a [ * * * * ]. If a [ * * * * ] alert should arise during the [ *
* * * ], Trac Medical personnel perform a [ * * * * ]. Ongoing [ * * * * ] assure that [ * * * * ] in the [ * * * * ]and also serves to [ * * * * ].

h. [ * * * * ]: The Trac Medical Service will [ * * * * ]. In addition, the Trac Medical Service will support [ * * * * ]. To compliment these forms Trac Medical has the proven ability [ * * * * ] so that the [ * * * * ]. The CareCert solution also has available today a [ * * * * ]gives the ability for providers to [ * * * * ] one of the aforementioned [ * * * * ]. Trac Medical also has the same [ * * * * ]ability with the [ * * * * ]. Trac Medical also has the ability today to provide a [ * * * * ]. Trac Medical has learned through its industry experience [ * * * * ]. Because of this Trac Medical realized the importance of being able to provide [ * * * * ]. Trac Medical will enable the Trac Medical Service to support [ * * * * ].

         Trac Medical is [ * * * * ], and the form itself is in the [ * * * * ]. Trac Medical's commitment for [ * * * * ]our overall commitment to the health care industry, "bring to market products that are real solutions to real issues". Our research has shown that the simple filling-out [ * * * * ] far enough in bringing real benefit to physicians. Besides bringing to market the obvious benefits of electronic forms documentation, [ * * * * ]solution will bring the ability for physicians to maintain an accurate and coherent record of [ * * * * ].

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

                                  EXAMPLE ONLY

                           PREFERRED ESCROW AGREEMENT

                      Account Number ______________________


This agreement ("Agreement") is effective __________________, 2003 among DSI Technology Escrow Services, Inc. ("DSI"), EXAMPLE ONLY Software, Inc. ("Depositor") and EXAMPLE ONLY. ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as the parties ("Parties").

A. Depositor and Preferred Beneficiary have entered into a certain Software License and Asset Transfer Agreement dated July ___, 2003 regarding certain proprietary technology of Depositor (referred to in this Agreement as "the License Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

ARTICLE 1 -- DEPOSITS

1.1 Obligation to Make Deposit. Following the signing of this Agreement by the Parties, Depositor shall deliver to DSI the Source Code for the EXAMPLE ONLY Software (as such terms are defined in the License Agreement), as required to be deposited by Section 13.6 of the License Agreement (the "Deposit Materials").

1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit A to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity.

Exhibit A shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section
2.2 below.

1.3 Deposit Inspection. When DSI receives the Deposit Materials and Exhibit A, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on Exhibit A. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit A, DSI will date and sign Exhibit A and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit A, DSI will
(a) note the discrepancies in writing on Exhibit A; (b) date and sign Exhibit A with the exceptions noted; and (c) mail a copy of Exhibit A to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of Exhibit A by DSI. Delivery of the signed Exhibit A to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

1.5 Depositor's Representations. Depositor represents as follows:

         a With respect to all of the Deposit Materials, Depositor has the full right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

         b The Deposit Materials consist of the Source Code for the EXAMPLE ONLY Software (as such terms are defined in the License Agreement); and

         c If any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

1.6 Verification. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any Deposit Materials to be conducted by DSI, or at DSI's election conducted by an independent person or company selected and supervised by DSI. Preferred Beneficiary shall notify Depositor and DSI of Preferred Beneficiary's request for verification. Depositor shall have the right to be present at the verification. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. Whether the verification is elected before or after the Deposit Materials have been delivered to DSI, only DSI, or at DSI's election, an independent person or company selected and supervised by DSI, may perform the verification.

1.7 Deposit Updates. Depositor shall update the Deposit Materials within 15 days of each delivery of a Minor Upgrade (as such term is defined under the License Agreement) to Preferred Beneficiary under Section 5.3 of the License Agreement (collectively, "Updates"). Such Updates will be added to the existing deposit. All deposit Updates shall be listed on a new Exhibit A and Depositor shall sign the new Exhibit A. Each Exhibit A will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit A. The processing of all deposit Updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any Updates.

1.8 Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal. (See Section 7.5 below for notices of requested orders.)

2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement to any party to this Agreement, upon the request of any party to this Agreement.

2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice. Depositor shall be entitled upon reasonable notice to DSI and during normal business hours to inspect the facilities of DSI with respect to the physical status and condition of the Deposit Materials.

ARTICLE 3 -- GRANT OF RIGHTS TO DSI

3.1 Title to Media. Depositor hereby transfers to DSI the title to the media upon which the Deposit Materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2 Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer the Deposit Materials solely to Preferred Beneficiary and solely upon the release of the Deposit Materials for use by Preferred Beneficiary in accordance with Section 4 below. Except upon such a release or as otherwise expressly provided in this Agreement, DSI shall not transfer the Deposit Materials.

ARTICLE 4 -- RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, "Release Condition" shall mean the following:

         a.       [ * * * *];

         b.       [ * * * * ] ; or

         c.       [ * * * * ]

4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor by commercial express mail.


4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the Deposit Materials, Depositor shall have fifteen (15) business days to deliver to DSI contrary instructions ("Contrary Instructions"). Contrary Instructions shall mean the written representation by Depositor that Depositor believes, in good faith, that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail.


Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to Section 7.3 of this Agreement. Subject to Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending (a) DSI's receipt of joint written instructions from Depositor and Preferred Beneficiary; (b) resolution of the dispute pursuant to Section 7.3; or (c) order of a court.


4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. This Agreement will terminate upon the release of the Deposit Materials held by DSI in accordance with the terms of this Agreement.

[*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

4.5 Right to Use Following Release. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials internally for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the License Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials. Preferred Beneficiary acknowledges and agrees that the Deposit Materials furnished to Preferred Beneficiary are for the sole and exclusive use of the Preferred Beneficiary, and not for sale, sublicense, transfer or disclosure to third parties. In the event that Preferred Beneficiary obtains the Deposit Materials pursuant to the terms hereof, Preferred Beneficiary agrees that it will not (a) publish, disclose or otherwise divulge the Deposit Materials to any person, except officers or employees of Preferred Beneficiary who have entered into commercially reasonable non-disclosure agreements and need access to the Deposit Materials to perform their duties nor (b) permit its officers or employees to so divulge any Deposit Materials, without the prior written consent of an officer of Depositor. Preferred Beneficiary shall be liable to Depositor for all damages resulting from any unauthorized use or disclosure of the Deposit Materials following release thereof by DSI hereunder.

ARTICLE 5 -- TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) DSI instructs Depositor and Preferred Beneficiary in writing that the Agreement is terminated for nonpayment in accordance with Section 5.2 or by resignation in accordance with Section 5.3. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to release the Deposit Materials under this Agreement so long as any payment due to DSI remains unpaid.

5.3 Termination by Resignation. DSI reserves the right to terminate this Agreement, for any reason, by providing Depositor and Preferred Beneficiary with 60-days' written notice of its intent to terminate this Agreement. Within the 60-day period, the Depositor and Preferred Beneficiary may provide DSI with joint written instructions authorizing DSI to forward the Deposit Materials to another escrow company and/or agent or other designated recipient. If DSI does not receive said joint written instructions within 60 days of the date of DSI's written termination notice, then DSI shall destroy, return or otherwise deliver the Deposit Materials in accordance with Section 5.4.

5.4 Disposition of Deposit Materials Upon Termination. Subject to the foregoing termination provisions, and upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with Section 4.4.

5.5 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

         a. The obligations of confidentiality with respect to the Deposit Materials;

         b. The rights and obligations set forth in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a Release Condition and release of the Deposit Materials has occurred in accordance with Section 4 above prior to termination;

         c.       The obligation to pay DSI any fees and expenses due;

         d.       The provisions of Article 7; and

         e. Any provisions in this Agreement which specifically state they survive the termination of this Agreement.

ARTICLE 6 -- DSI'S FEES

6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided, a copy of which is attached hereto as Exhibit C. DSI shall notify the party responsible for payment of DSI's fees at least 60 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested. All costs and expenses for establishing and maintaining the escrow including but not limited to DSI's compensation and expenses shall be borne by Preferred Beneficiary.

6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.

ARTICLE 7 -- LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. Subject to Section 7.2, DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.


7.2 Indemnification. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, reasonable arbitration fees and expenses, costs, reasonable attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement except to the extent such Liabilities were caused by the negligence or willful misconduct of DSI.


7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if DSI is a party to the arbitration, DSI shall select the third arbitrator. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Boulder, Colorado, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of Colorado, without regard to its conflict of law provisions.

7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

         a. Give DSI at least two business days' prior notice of the hearing;

         b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

         c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8 -- GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, which includes Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by Preferred Beneficiary and Exhibit B and Exhibit C need not be signed.

8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit B. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail. Notices shall be deemed received on the third business day after being sent by registered or certified mail, return receipt requested or on the following day if sent by commercial express mail.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5 Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.



EXAMPLE ONLY Software, Inc.             EXAMPLE ONLY Depositor
Preferred Beneficiary



By: ____________________________          By: EXAMPLE ONLY


Name:___________________________          Name:_____________________________


Title:__________________________          Title:____________________________

Date:___________________________          Date:_____________________________

                      DSI Technology Escrow Services, Inc.

                      By: _________________________________


                      Name: _______________________________


                      Title: ______________________________


                      Date: _______________________________

                                    EXHIBIT A

                        DESCRIPTION OF DEPOSIT MATERIALS


Depositor Company Name _________________________________________________________


Account Number _________________________________________________________________



I.  PRODUCT NAME                VERSION

(Product Name will appear as the Exhibit B Name on Account History report)


DEPOSIT MATERIAL DESCRIPTION:
Quantity Media Type & Size              Label Description of Each Separate Item


_______       Disk 3.5" or ____

_______       DAT tape ____mm

_______       CD-ROM

_______       Data cartridge tape ____

_______       TK 70 or ____ tape

_______       Magnetic tape ____

_______       Documentation

_______       Other ______________________


PRODUCT DESCRIPTION:

Environment ____________________________________________________________________


DEPOSIT MATERIAL INFORMATION:

Is the media or are any of the files encrypted? Yes / No If yes, please include any passwords and the decryption tools.
Encryption tool name ___________________________ Version________________________
Hardware required ______________________________________________________________
Software required ______________________________________________________________
Other required information _____________________________________________________

I certify for Depositor that the above described DSI has inspected and accepted the above Deposit Materials have been transmitted to DSI: materials (any exceptions are noted above):

Signature ___________________________     Exaample Only ________________________
Print Name __________________________     Print Name____________________________
Date ________________________________     Date Accepted ________________________
                                          Exhibit B# ___________________________


Send materials to: DSI, 9265 Sky Park Ct., Suite 202, San Diego, CA 92123
(858) 499-1600

                                    EXHIBIT B

                               DESIGNATED CONTACT


                      Account Number ______________________


Notices, deposit material returns and Invoices to Depositor should be communications to Depositor should be addressed to: addressed to:


Company Name: _________________________    _____________________________________

Address: ______________________________    _____________________________________

         ______________________________    _____________________________________

         ______________________________    _____________________________________

Designated Contact:____________________    Contact: ____________________________

Telephone: ____________________________    _____________________________________

Facsimile: ____________________________    P.O.#, if required: _________________

          A. E-mail: __________________        B.  E-mail: _____________________


1. Verification Contact:___________________

Notices and communications to Preferred    Invoices to Preferred Beneficiary
Beneficiary should be addressed to:        should be addressed to:

Company Name: _________________________    _____________________________________

Address: ______________________________    _____________________________________

         ______________________________    _____________________________________

         ______________________________    _____________________________________

Designated Contact:____________________    Contact: ____________________________

Telephone: ____________________________    _____________________________________

Facsimile: ____________________________    P.O.#, if required: _________________

          C. E-mail: __________________        D.  E-mail: _____________________


Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, Deposit Materials and          Invoice inquiries and fee remittances
notices to DSI should be addressed to:    to DSI should be addressed to:

DSI Technology Escrow Services, Inc.      DSI Technology Escrow Services, Inc.
Contract Administration                   PO Box 45156
9265 Sky Park Court, Suite 202            San Francisco, CA  94145-0156
San Diego, CA 92123
Telephone: (858) 499-1600                 (858) 499-1636
Facsimile: (858) 694-1919                 (858) 499-1637
E-mail: ca@dsiescrow.com

Date: ____________________________

                                   Exhibit C-1
                            To the Agreement Between
                        Trac Medical Solutions, Inc. and
                            Homecare Association, LLC

                     Usage Guidelines for AA Homecare Marks

General

      o Trac Medical agrees that it shall not use, make reference to or otherwise designate the AA Homecare Marks except as they may be used on material as contemplated in this Agreement and then only when the appropriate trademark notice is utilized.

      o Trac Medical agrees that it shall not in any manner represent that it has ownership of any of the AA Homecare Marks.

      o Trac Medical agrees not to remove, obliterate or alter any trademark or trade name or any copyright, patent, trademark or other confidential or proprietary rights notice which appear on any AA Homecare or Homecare Association property, nor shall it affix to the same any other notice or mark.

      o Trac Medical further agrees to reproduce and include all copyright, trademark and other confidential or proprietary rights notices on any copies of any AA Homecare or Homecare Association property it makes.

      o Trac Medical may use AA Homecare Marks on Web Pages, and in related advertising, marketing, and collateral materials, solely as approved by Homecare Association in writing, and insofar as the use is consistent with this Agreement.

      o The AA Homecare logo may not be altered in any manner. The AA Homecare logo may never be used in a sentence or phrase, nor may it be joined or used as a design element with any other logo.

                                   Exhibit C-2
                            To the Agreement Between
                        Trac Medical Solutions, Inc. and
                            Homecare Association, LLC

                     Usage Guidelines for Trac Medical Marks

      o Homecare Association agrees that it shall not use, make reference to or otherwise designate the Trac Medical Marks except as they may be used on material as contemplated in this Agreement and then only when the appropriate trademark notice is utilized.

      o Homecare Association agrees that it shall not in any manner represent that it has ownership of any of the Trac Medical Marks.

      o Homecare Association agrees not to remove, obliterate or alter any trademark or trade name or any copyright, patent, trademark or other confidential or proprietary rights notice which appear on any Trac Medical property, nor shall it affix to the same any other notice or mark.

      o Homecare Association further agrees to reproduce and include all copyright, trademark and other confidential or proprietary rights notices on any copies of any Trac Medical property it makes.

      o Homecare Association may use Trac Medical Marks on Web Pages, and in related advertising, marketing, and collateral materials, solely as approved by Trac Medical in writing, and insofar as the use is consistent with this Agreement.

      o The Trac Medical logo may only be presented in the following color combinations: Green: PMS 2768 & Blue: PMS 624

      o The Trac Medical logo may not be altered in any manner. The Trac Medical logo may never be used in a sentence or phrase, nor may it be joined or used as a design element with any other logo.

      o The Trac Medical logo must be separated from other graphic elements by a minimum of the width on the "Capital M" in the logo, on all sides.

                               [TRAC MEDICAL LOGO]

                                                                     Exhibit D-1

              AAH Member Pricing and Prepay Rollout Promotion (PRP)
              -----------------------------------------------------

                      (CareCert is Licensed Per [ * * * *]

                           MPN Set-up Fee   [ * * * *]
                            (one-time)
                                                            [ * * * *]
                           Monthly License                  [ * * * *]
                           and Maintenance     [ * * * *]   [ * * * *]
                                (MLM)                       [ * * * *]
                                                            [ * * * *]
                              No Charge
                               Monthly             [ * * * *]
                            Transactions

                              Physician                      [ * * * *]
                            Credentialing          [ * * * *]
                             Check (PCC)
                           (charged yearly

                 AAH                                   PRP             PRP
   Monthly      Member          PRP Transaction     Transaction    Transaction
 Transaction    Charge               Level             Cost            Cost
   Volume      Per CMN                              Day 1 - 90     Day 91 - 180
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]

 [ * * * *]                        [ * * * *]       [ * * * *]

 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]
 [ * * * *]   [ * * * *]           [ * * * *]       [ * * * *]      [ * * * *]

--------------------------------------------------------------------------------
[ * * * * ], (aka PRP Transactions).                            _________


PRP Transactions purchased within the first [ * * * *]     ________.
PRP Transactions purchased on [ * * * * ]   __________     ________.


* = [ * * * *]
** = [ * * * *]
*** = [ * * * *]
--------------------------------------------------------------------------------

                                                                     Exhibit D-2

         Comparison of Current CareCert Pricing and AAH-Member Pricing
         -------------------------------------------------------------

   PER MPN PACKAGE PRICING    Type 1          Type 2          Type 3          Type 4         AAH-Member
       One-Time Set-up      [ * * * * ]     [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
       Fee (per MPN)

      Monthly License &
       Maintenance Fee      [ * * * * ]     [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
           (MLM)

         No-Charge
       Transactions*        [ * * * * ]     [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
    (included monthly)

        MDKeyBank
      Sanctions and         [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]     [ * * * * ]
     Exclusion Check
(recurring yearly charge)

Transaction Discount Volumes are [ * * * * ]


                               Type 1         Type 2          Type 3          Type 4          AAH-Member
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]
      [ * * * *]            [ * * * *]      [ * * * * ]     [ * * * * ]     [ * * * * ]      [ * * * * ]

--------------------------------------------------------------------------------
[ * * * * ]


[ * * * * ]
[ * * * * ]
[ * * * * ]
[ * * * * ]
[ * * * * ]
[ * * * * ]

--------------------------------------------------------------------------------

                                                                       EXHIBIT E

EXHIBIT E - AA HOMECARE REVENUE PRO-FORMA PROJECTIONS

THIS PRO-FORMA IS BASED ON AN AVERAGE OF [ * * * * ] PER PHYSICIAN
THE TOTAL NUMBER OF TRANSACTIONS IS PRORATED TO ACCOUNT FOR PHYSICIAN ENROLLMENT OVER THE COURSE OF THE YEAR
MLM - MONTHLY LICENSE AND MAINTENANCE - [ * * * * ]
LOCATION - A PROVIDER LOCATION
TERM = [ * * * *]

-----------------------------------------------------------------------------------------------------------------------------
                                           2004*              2005               2006             2007              2008
-----------------------------------------------------------------------------------------------------------------------------

REGISTERED LOCATIONS                    [ * * * * ]       [ * * * * ]        [ * * * * ]      [ * * * * ]       [ * * * * ]
AVG NUMBER [ * * * *]                   [ * * * * ]       [ * * * * ]        [ * * * * ]      [ * * * * ]       [ * * * * ]
NUMBER OF [ * * * *] REGISTERED         [ * * * * ]       [ * * * * ]        [ * * * * ]      [ * * * * ]       [ * * * * ]
NUMBER OF TRANSACTIONS (yearly)         [ * * * * ]       [ * * * * ]        [ * * * * ]      [ * * * * ]       [ * * * * ]
   (LESS TRX INCLUDED IN MLM)           [ * * * * ]       [ * * * * ]        [ * * * * ]      [ * * * * ]       [ * * * * ]
   (LESS PRP TRX - UP TO 450000)        [ * * * * ]       [ * * * * ]
NET TRANSACTIONS                        [ * * * * ]       [ * * * * ]        [ * * * * ]      [ * * * * ]       [ * * * * ]

 TRAC REVENUE [ * * * *]             [ * * * * ]      [ * * * * ]       [ * * * * ]      [ * * * * ]     [ * * * * ]
 TRAC REVENUE [ * * * *]             [ * * * * ]      [ * * * * ]       [ * * * * ]      [ * * * * ]     [ * * * * ]


AAH ROYALTIES

AAH ROYALTY SHARE %                    [ * * * * ]       [ * * * * ]        [ * * * * ]      [ * * * * ]      [ * * * * ]
AAH ROYALTIES [ * * * *]               [ * * * * ]       [ * * * * ]        [ * * * * ]      [ * * * * ]      [ * * * * ]
AAH ROYALTIES  [ * * * *]              [ * * * * ]       [ * * * * ]        [ * * * * ]      [ * * * * ]      [ * * * * ]

TOTAL AAH ROYALTIES                    [ * * * * ]       [ * * * * ]        [ * * * * ]      [ * * * * ]      [ * * * * ]

----------------------------------------------------------------------------------------------------------------------------
                                           2009               2010               2011             2012           TOTAL
----------------------------------------------------------------------------------------------------------------------------

REGISTERED LOCATIONS                   [ * * * * ]        [ * * * * ]        [ * * * * ]      [ * * * * ]
AVG NUMBER [ * * * *]                  [ * * * * ]        [ * * * * ]        [ * * * * ]      [ * * * * ]
NUMBER OF [ * * * *] REGISTERED        [ * * * * ]        [ * * * * ]        [ * * * * ]      [ * * * * ]
NUMBER OF TRANSACTIONS (yearly)        [ * * * * ]        [ * * * * ]        [ * * * * ]      [ * * * * ]
   (LESS TRX INCLUDED IN MLM)          [ * * * * ]        [ * * * * ]        [ * * * * ]      [ * * * * ]
   (LESS PRP TRX - UP TO 450000)
NET TRANSACTIONS                       [ * * * * ]        [ * * * * ]        [ * * * * ]      [ * * * * ]

 TRAC REVENUE [ * * * *]            [ * * * *  ]       [ * * * *  ]       [ * * * *  ]     [ * * * *  ]       [ * * * *  ]
 TRAC REVENUE [ * * * *]            [ * * * *  ]       [ * * * *  ]       [ * * * *  ]     [ * * * *  ]       [ * * * *  ]
                                                                                                              $          -

AAH ROYALTIES

AAH ROYALTY SHARE %                   [ * * * *  ]       [ * * * *  ]       [ * * * *  ]     [ * * * *  ]        [ * * * * ]
AAH ROYALTIES [ * * * *  ]            [ * * * *  ]       [ * * * *  ]       [ * * * *  ]     [ * * * *  ]        [ * * * * ]
AAH ROYALTIES [ * * * *  ]            [ * * * *  ]       [ * * * *  ]       [ * * * *  ]     [ * * * *  ]        [ * * * * ]

TOTAL AAH ROYALTIES                   [ * * * *  ]       [ * * * *  ]       [ * * * *  ]     [ * * * *  ]        [ * * * * ]


[ * * * * ]


[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

                                                                       Exhibit F

                            MASTER SERVICE AGREEMENT

         This MASTER SERVICE AGREEMENT (this "Agreement"), dated _______, 2004, (the "Effective Date") is made and entered into by and between ______________, a ______ corporation, ("Licensee"), and Trac Medical Solutions, Inc., a New York corporation ("TracMed"). Licensee and TracMed are each sometimes referred to as a "Party" and collectively as the "Parties".

         WHEREAS, TracMed has developed the CareCert(TM) Electronic Form Management System (defined below) that enables suppliers of medical equipment and physicians to complete, and physicians to digitally sign, electronic documentation required by the Centers for Medicare and Medicaid Services ("CMS") and other third party payors for payment for services, supplies, devices or treatment; and

         WHEREAS, Licensee is a supplier of durable medical equipment and wishes to use the CareCert(TM) System to obtain electronic healthcare documentation required to bill Medicare and other third party payors for the home medical equipment, respiratory products and medical supplies it provides; and

         WHEREAS, Licensee is willing and able to utilize the CareCert(TM) System in conjunction with physicians and physician group practices ("End Users") to and provide certain related support services as set forth in this Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    Section 1
                                   DEFINITIONS

         As used in this Agreement, the capitalized terms not defined elsewhere in this Agreement shall have the following meanings:

1.1 "CareCert(TM) Electronic Form Management System." The electronic forms processing system developed by or for TracMed that enables suppliers of medical equipment and physicians to complete, and physicians to digitally sign, electronic healthcare documentation presently or hereafter provided by TracMed, including but not limited to, [ * * * * ]. The CareCert(TM) Electronic Form Management System may be referred to throughout this Agreement as the "CareCert(TM) System." Unless otherwise expressly provided for herein, the CareCert(TM) System shall include as a component thereof, the MDKeyBank(TM) Digital Certificate (defined below) and the MDKeyBank(TM) Software (defined below).

1.2 "Documentation." The standard materials which TracMed has published or may publish during the Term for use by End Users in connection with CareCert(TM) System, including the MDKeyBank(TM) Software, including without limitation, any user manuals or technical manuals.

1.3 "Improvements." All derivative works, discoveries and/or inventions, including system upgrades contemplated by Section 5.3 hereof, whether patentable or not, made by a Party or a third-party, acting alone or jointly, that constitutes a modification, enhancement, extension or improvement of the CareCert(TM) System or the MDKeyBank(TM) Software and all Intellectual Property relating thereto developed by a Party or a third-party, acting alone or jointly, including any and all applications or registrations therefor.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

1.4 "Intellectual Property." means, wherever existing in the world, (i) patents, whether in the form of utility patents, design patents or industrial designs, and all pending applications for registration thereof, (ii) trademarks, trade names, service marks, domain names, designs, logos, trade dress and trade styles, whether or not registered, and all pending applications for registration thereof, (iii) copyrights, whether or not registered, and all pending applications for registration thereof, (iv) know-how, inventions, research records, trade secrets, confidential information, product designs, engineering specifications and drawings, technical information, formulas, customer lists, supplier lists and market analyses, (v) computer software and programs, and related flow charts, programmer notes, documentation, updates, and data, whether in object or source code form, and (vi) all other similar intellectual property rights, whether or not registered.

1.5 "MDKeyBank(TM) [ * * * * ]." TracMed's proprietary [ * * * * ] service which TracMed issues to specified users employing the CareCert(TM) System.

1.6 "Security Officer." The individual appointed by either the Licensee or the End User to certify the identity of the Licensee's or End User's staff so that such staff members may access and use the CareCert(TM) System.

1.7 "Specifications." The description of the CareCert(TM) System as a secure, role-based, hierarchical model allowing for the secure and auditable process for the completion of certificates of medical necessity and other healthcare related forms.

1.8 "Term." The period during which this Agreement is effective, beginning with the Effective Date of this Agreement and ending upon expiration or termination of this Agreement.

1.9 "Terms and Conditions of Use." The standard terms and conditions in effect from time to time that a user of the CareCert(TM) System is required to accept to follow.

1.10 "Territory." The United States of America, including the several states, District of Columbia or other territories of the United States of America.

1.11 "TracMed Property." All right, title and interest in and to the CareCert(TM) System, Improvements thereto, related Intellectual Property, the Documentation, and the Promotional Materials (as defined below).

                                    Section 2
                       LICENSE TO USE CareCert(TM) SYSTEM

2.1 Grant of License for Use of CareCert(TM) System. Subject to the terms and conditions of this Agreement and upon Licensee's payment of the Fees set forth in Section 6.1 of this Agreement, TracMed grants to Licensee a nontransferable, nonexclusive internal license during the Term to use the CareCert(TM) System as described herein. Licensee may only use the CareCert(TM) System on computers or network servers under Licensee's control that are used only for internal business purposes and by Licensee's employees possessing a TracMed assigned password.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

2.2 License of Marks. In furtherance of the grant of licenses herein, TracMed hereby grants to Licensee, a nonexclusive, non-transferable license to use certain trademarks, service marks, trade names, and copyrights owned by, or licensed to, Trac Medical (the "TracMed Marks"), as specified by TracMed to Licensee in writing from time to time, in the Territory solely in connection with Licensee's activities pursuant to this Agreement. Licensee shall further comply with the provisions of Section 3.3 in using the TracMed Marks.

2.3 Implementation of and Access to CareCert(TM) System. The use by Licensee of the CareCert(TM) System shall be subject to the Terms and Conditions of Use of the CareCert(TM) System; provided, however, that to the extent a provision of the Terms and Conditions of Use conflicts or is inconsistent with the terms and conditions of this Agreement, this Agreement shall prevail. Within five (5) days of the execution of this Agreement, Licensee shall appoint a Security Officer and shall notify TracMed of the Security Officer's identity. Licensee will cause its Security Officer to perform the duties set forth on Exhibit A hereto.

2.4  [ * * * * ].

                                   Section 3.
                           OWNERSHIP AND RESTRICTIONS

3.1 Title and Authority. TracMed has and will at all times maintain sufficient right, title, and interest in the CareCert(TM) System and to enter into and perform its obligations under this Agreement. All right, title and interest in and to the TracMed Property shall be in and remain with TracMed and/or its licensors. Licensee agrees that it shall not assert any rights to the Trac Med Property. Licensee further agrees that, except as expressly provided herein, nothing contained herein shall (i) cause TracMed's ownership rights in the TracMed Property to be reduced in any way; (ii) cause Licensee to gain any ownership rights in the TracMed Property; or (iii) transfer any right, title or interest in the TracMed Property to Licensee. Licensee shall have no right or license whatsoever to receive, review, or otherwise use or have access to the source code for the TracMed Property. Trac Med reserves the right to discontinue developing, producing, licensing, or distributing the CareCert(TM) System and to modify, replace or add to the CareCert(TM) System in its discretion at any time. Run-time versions of certain third-party software may be embedded in the TracMed Property ("Ancillary Software"). If a separate license agreement pertaining to the Ancillary Software is included with the TracMed Property or on its media, then such separate agreement shall apply to use by Licensee of the Ancillary Software. Any Ancillary Software included with or embedded in the TracMed Property may be used only with the TracMed Property.

3.2 Restrictions on Use. Licensee may not use, copy, or modify the TracMed Property, or any copy, adaptation, or merged portion thereof, except as expressly authorized herein, or otherwise in a writing signed by TracMed. This Agreement only provides Licensee with a limited right to use the TracMed Property in accordance with this Agreement. Nothing in the grant of the licenses to Licensee herein shall grant Licensee any rights to make, have made, copy, reproduce, modify, improve, enhance, develop, have copied, reproduced, improved, enhanced, modified and/or developed and otherwise manufacture the TracMed Property. Except as may be provided in Sections 2, Licensee shall have no right to distribute, assign, sublicense, sell, rent, lease or otherwise transfer the TracMed Property. Licensee agrees that it shall have no right to copy, modify, decompile, disassemble or reverse engineer any source code or other Intellectual Property related to the CareCert(TM) System.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

3.3 Proprietary Rights. Licensee acknowledges that the TracMed Property is a commercially valuable, proprietary product of TracMed, the design and development of which reflects the effort of skilled development experts and the investment of considerable time and money. Licensee acknowledges that the TracMed Property contains substantial trade secrets of TracMed, and Licensee agrees to employ reasonable security precautions to maintain the confidentiality of such trade secrets. Licensee acknowledges the exclusive right of TracMed in and to all of the current TracMed Marks or TracMed Marks subsequently acquired during the term of this Agreement. Accordingly, Licensee shall not make any use of such TracMed Marks or any name or mark confusingly similar thereto, except as expressly permitted by this Agreement. Any additional Promotional Materials shall utilize the TracMed Marks in accordance with TracMed's policies and shall be submitted to and approved by TracMed in writing in advance of their use. Licensee agrees that it shall not use, make reference to or otherwise designate the TracMed Marks except as they may be used for the benefit of TracMed in the promotion of the CareCert(TM) System and then only when the appropriate trademark notice is utilized. Licensee agrees that it shall not in any manner represent that it has ownership of any of the TracMed Marks. Licensee further agrees that it shall not register or attempt to register any TracMed Marks under the laws of any jurisdiction. Licensee also agrees that it shall not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of TracMed's right, title and interest in the current or subsequently acquired TracMed Marks, whether or not the same are registered in the jurisdictions in which Licensee is located or does business. Licensee agrees not to remove, obliterate or alter any trademark or trade name or any copyright, patent, trademark or other confidential or proprietary rights notice which appear on the TracMed Property, nor shall it affix to the same any other notice or mark. Licensee further agrees to reproduce and include all copyright, trademark and other confidential or proprietary rights notices on any copies of the TracMed Property it makes.

3.4 Injunctive Relief. Licensee acknowledges that a breach of this Agreement may result in substantial damages to TracMed and may cause immediate and irreparable injury to TracMed. Accordingly, TracMed shall be entitled to seek specific performance and other equitable relief, including temporary and permanent injunctive relief, to enforce the provisions of this Agreement.

                                    Section 4
                                 CONFIDENTIALITY

4.1 Licensee and TracMed acknowledge that in the course of their performance under this Agreement, they may be furnished with, receive, or otherwise have access to information of or concerning each other that the Party disclosing such information considers to be confidential, proprietary, a trade secret or otherwise restricted. When used in the Agreement, "Confidential Information" shall mean any information furnished or made available directly or indirectly by TracMed or Licensee to one another: (a) in any format that is labeled or otherwise designated as confidential, proprietary, a trade secret or with a similar designation; or (b) that relates to past, present or future research, developments, Improvements, inventions, processes, software, programs, Intellectual Property, techniques, designs or other technical data, contact lists or other compilations for marketing or development, or regarding administrative, management, financial or marketing activities of the Party disclosing such information or regarding the identities of End Users introduced to TracMed by Licensee, whether or not such information is labeled as confidential. For the purposes of this Section 4, the Party disclosing Confidential Information shall be referred to as the "Disclosing Party" and the Party receiving Confidential Information shall be referred to as the "Receiving Party."

4.2 All Confidential Information shall remain the property of and be deemed proprietary to the Disclosing Party. A Receiving Party agrees: (a) to receive such Confidential Information in strict confidence and not disclose it to any third party without the prior written consent of the Disclosing Party; (b) to accord such Confidential Information at least the same level of protection against unauthorized use or disclosure that the Receiving Party customarily accords to its own confidential, proprietary or trade secret information of a like nature, but in no event less than a reasonable level of protection; (c) to use such Confidential Information solely and exclusively for the purposes of and in accordance with the terms of the Agreement; (e) not disclose any Confidential Information to any third party; and (f) upon the request of the Disclosing Party, and as a prerequisite to the release of Confidential Information, have any recipient of Confidential Information execute a non-disclosure agreement in a form acceptable to the Disclosing Party. In the event of any disclosure or loss of, or inability to account for, any Confidential Information, a Receiving Party shall notify the Disclosing Party promptly upon becoming aware thereof. A Receiving Party may only disclose Confidential Information to its employees or agents (i) who are required to know such information in connection with the permitted use of such information hereunder, and (ii) who are bound by customary and appropriate non-use and confidentiality obligations. A Receiving Party agrees not to reverse assemble or reverse engineer any software provided by the Disclosing Party in order to acquire knowledge about the logic, structure or sequence of the software or decode the software, bypass or defeat protection methods provided for preventing unauthorized access to the software or to derive any source code or algorithms therefrom. In the event any court or other authority orders a Receiving Party to disclose any Confidential Information, such Receiving Party shall use its best efforts to protect its confidentiality and shall forthwith notify the Disclosing Party thereof to enable it to seek to do so.

4.3 Notwithstanding Subsection 4.2 above, a Receiving Party shall not be liable for disclosure or use of any particular Confidential Information, other than information regarding the identities of End Users introduced to TracMed by Licensee, that: (a) is in the public domain at the time of its disclosure through no fault of the Receiving Party or thereafter enters the public domain through no fault of the Receiving Party; (b) is or becomes known to the Receiving Party on a non-confidential basis without breach of any obligation of confidentiality; or (c) is independently developed by the Receiving Party without reference to Confidential Information.

                                    Section 5
                             SUPPORT AND MAINTENANCE

5.1 TracMed's Responsibility for Support. Except as otherwise provided in this Agreement, Licensee shall be responsible for directly providing to End Users such training, installation, support, and other customer assistance as Licensee may determine is reasonably necessary. All such effort shall be at the sole expense of the End Users. TracMed will provide [ * * * * ]. Licensee's training obligations to End-User shall include a site visit to one participating physician (within reasonable distance from the Site) with a designated Licensee representative. TracMed will provide [ * * * * ]. Each Party shall be responsible for its own living and travel expenses associated with any required training, except as stated above. TracMed shall be responsible for [ * * * * ].

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

5.2 Future Modifications. TracMed, in its sole discretion may, and to the extent necessary to comply with its warranties in Section 8 will, periodically make updates and revisions to the CareCert(TM) System. During the Term of this Agreement, TracMed shall provide Licensee with access to the most current revisions of the CareCert(TM) System. TracMed will retain all rights to the Improvements and the Intellectual Property arising from such work relating to the CareCert(TM) System or the TracMed Property, and such Improvements will be part of the CareCert(TM) System available to Licensee in accordance with the terms of this Agreement.

5.3 No Responsibility of TracMed for Third-Party Work or Systems. Regardless of any commitment made by Licensee to any End User, TracMed shall not be responsible for maintaining or supporting system software, application software, or equipment of Licensee, the End Users or any other vendor, even if used in combination with or to access the CareCert(TM) System.

                                    Section 6
                                  COMPENSATION

6.1 Fees. Commencing on the Effective Date and continuing through the Term, Licensee shall pay to TracMed the License Fees and Transaction Fees (collectively, the "Fees") set forth on Table A of Exhibit C and subject to the terms and conditions also set forth on Exhibit C. Upon payment of the Fees, Licensee (i) shall be granted the licenses under Section 2.1 of this Agreement and (ii) shall receive the support provided by TracMed pursuant to Section 5.1 of this Agreement. Renewal Fees are payable as per the terms of Exhibit C. Fees payable hereunder shall be invoiced as set forth on Exhibit C.

                                    Section 7
                    LIMITED WARRANTY; LIMITATION OF LIABILITY

7.1 Warranties. (a) CareCert(TM) System Warranty. [ * * * *] THE ABOVE WARRANTIES ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY TRACMED. TRACMED MAKES NO OTHER WARRANTIES, REPRESENTATIONS OR COVENANTS, EXPRESSED, IMPLIED, STATUTORY, BY USAGE OF TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR SATISFACTORY QUALITY. Except as set forth above, TracMed does not warrant that the TracMed Property will meet Licensee's requirements or that the operation of the TracMed Property will be uninterrupted or error-free. In the event of a breach of this warranty, [ * * * * ].

(b) Exceptions to Warranties. The warranties stated above shall be immediately terminated in the event Licensee makes any modifications to the CareCert(TM) System. Furthermore, TracMed shall have no obligation to fix any errors in directly caused by Licensee's use of the CareCert(TM) System other than in accordance with the Documentation or caused by any unauthorized alteration, repair or modification to the CareCert(TM) System by Licensee, or if such repair service would constitute an excluded service pursuant to the support provisions provided by TracMed.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

7.2 Limitation of Liability. (a) For all claims arising under or in connection with this Agreement (except those claims arising from or in connection with (i)
Section 4, 6, 7.1 or 10 of this Agreement or (ii) a breach of Sections 2 or 3 of this Agreement relating to a Party's Intellectual Property or the terms of a license grant, for any cause whatsoever, and regardless of the form of action, whether in contract or in tort (including negligence and strict liability in tort), no Party will be liable to the other except for general money damages in an amount not to exceed, [ * * * * ], the [ * * * * ] [ * * * * ].

(b) EXCEPT FOR THOSE CLAIMS ARISING FROM OR IN CONNECTION WITH (i) SECTION 10 OF THIS AGREEMENT OR (ii) A BREACH OF SECTIONS 2, 3 OR 4 OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, INCLUDING TORT, CONTRACT, OR OTHERWISE, SHALL EITHER PARTY OR ITS EMPLOYEES, DIRECTORS, OFFICERS, SUPPLIERS OR RESELLERS BE LIABLE TO THE OTHER PARTY FOR (A) ANY THIRD-PARTY CLAIMS FOR ANY LOSSES, DAMAGES, FINES OR PENALTIES AND (B) ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS OR GOODWILL, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES EVEN IF SUCH PARTY SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

                                    Section 8
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1      Licensee warrants and represents to TracMed that:

a. This Agreement is the binding legal obligation of Licensee and is enforceable according to its terms;

b. The execution, delivery, and performance of this Agreement will not result in any violation of any other agreement to which Licensee is a party;

8.2      Covenants:

a. Licensee shall, upon the request of TracMed, make available to TracMed all error and deficiency information in its possession relating to the use of and/or evaluation of the CareCert(TM) System by Licensee or End Users. Licensee agrees that any comments provided by it, including suggested changes regarding the CareCert(TM) System, shall be considered confidential information owned by TracMed.

b. The provisions of the Business Associate Agreement entered into by and between TracMed and Licensee shall be deemed to be incorporated by reference into this Agreement. The Parties further agree that their compliance with the terms and conditions of the Business Associate Agreement shall be an integral part of the relationship established hereunder and a breach of the Business Associate Agreement shall be deemed a breach of this Agreement, subject to the provisions of Section 9 hereof.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

                                    Section 9
                         TERM, TERMINATION, AND DEFAULT

9.1 Term. This Agreement shall commence on the Effective Date set forth above and shall continue in effect for an initial term of one year from the Effective Date (the "Initial Term") unless sooner terminated in accordance with this Section. This Agreement will automatically renew for a successive one year term unless one Party provides notice to the other Party of its intent not to renew not less than 60 days before the expiration of the then-current term.

9.2 Termination. Except for Licensee's nonpayment of applicable License Fees or Transaction Fees, either party may terminate this Agreement upon written notice if the other Party materially violates any provision of this Agreement and fails to remedy such violation within thirty (30) days after written notice thereof. Either Party may terminate this Agreement upon written notice if the other party commits an act of bankruptcy, becomes the subject of an involuntary bankruptcy filing and fails to discharge or terminate such proceeding within sixty days, voluntarily files for bankruptcy, becomes insolvent, makes any assignment for the benefit of creditors, or ceases business operations. TracMed may terminate this Agreement immediately upon written notice if the Licensee violates any of its obligations herein regarding (i) the protection of Confidential Information or (ii) the Intellectual Property rights or interests in the TracMed Property. Either Party may further terminate this Agreement at any time upon ninety (90) days' prior written notice.

9.3 Consequence of Termination. Notwithstanding the termination of this Agreement, all fees payable to TracMed hereunder shall continue to be paid as and when due for all Transactions. Further, in the event of any expiration or termination of this Agreement, License Agreements entered into between TracMed and an End User will continue to be in full force and effect until the expiration or termination according to the terms therein. Sections 2.4, 3, 4, 7, 8, 9, 10, and 11 shall survive the expiration or termination of this Agreement. Upon termination of this Agreement, Licensee shall return, or at TracMed's option, destroy and make no further use of the any TracMed Property, including Confidential Information, in its possession and all copies thereof, and shall immediately discontinue any and all promotions, solicitations, marketing and demonstrations with respect to the CareCert(TM) System.

                                   Section 10
                                 INDEMNIFICATION

10.1 Indemnification by TracMed. TracMed shall indemnify, save harmless, and defend Licensee and its affiliates, directors, officers, employees and agents (the "Licensee Indemnified Parties"),at TracMed's expense, from and against any and all losses, damages, claims, or liabilities of any nature including, but not limited to, costs, expenses, and reasonable attorney fees, which are threatened, brought against, or incurred by any Licensee Indemnified Parties, including such amounts as may be agreed to in settlement, arising from claims alleging that the TracMed Property, when used in accordance with the this Agreement, infringes any U.S. patent, trademark, copyright, trade secret or other proprietary right. TracMed will pay all amounts indicated above, provided that: (a) the Licensee Indemnified Parties notify TracMed in writing within ten (10) days of its receipt of a written claim and within a reasonable period after notification of a verbal claim; (b) TracMed has control of the defense and all related settlement negotiations, provided, however, that any settlement be made with either the consent of the Licensee Indemnified Parties, such consent not to be unreasonably withheld, or such settlement include as an unconditional term thereof the giving by the claimant of an unconditional release from all liability in favor of the Licensee Indemnified Parties; and (c) the Licensee Indemnified Parties provide TracMed with the reasonable assistance, information and authority necessary to perform TracMed's obligations under this section. Reasonable out-of-pocket expenses incurred by the Licensee Indemnified Parties in providing such assistance will be reimbursed by TracMed. TracMed's obligations under this Section 10.1 are expressly conditioned upon the claim not resulting from (1) Licensee's modification of Trac Med Property or (2) the combination, operation or use by Licensee of Trac Med Property with software, hardware or other materials not furnished or recommended by TracMed or not otherwise contemplated by this Agreement. In addition, if a court of competent jurisdiction decides that the use by Licensee of any TracMed Property infringes on the rights of any third party, TracMed will, at its option: (a) procure for Licensee the right to continue using the TracMed Property; (b) replace the TracMed Property with non-infringing products of equivalent functionality; (c) modify the TracMed Property so it becomes non-infringing; or (d) if TracMed is unable to provide the any of the foregoing remedies, [ * * * * ]. The foregoing states the entire obligation of TracMed with respect to any claims of infringement involving TracMed Property.

[ * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

10.2 Indemnification by Licensee. Licensee shall indemnify, save harmless, and defend TracMed and its affiliates, directors, officers, employees and agents (the "TM Indemnified Parties"),at Licensee's expense, from and against any and all losses, damages, claims, or liabilities of any nature including, but not limited to, costs, expenses, and reasonable attorney fees, which are threatened, brought against, or incurred by TracMed, including such amounts as may be agreed to in settlement, arising from Licensee's use of the CareCert(TM) System. Licensee will pay all amounts indicated above, provided that: (a) the TM Indemnified Parties notify Licensee in writing within ten (10) days of its receipt of a written claim and within a reasonable period after notification of a verbal claim; (b) Licensee has control of the defense and all related settlement negotiations, provided, however, that any settlement be made either with the consent of the TM Indemnified Parties, such consent not to be unreasonably withheld, or such settlement include as an unconditional term thereof the giving by the claimant of an unconditional release from all liability in favor of the TM Indemnified Parties; and (c) the TM Indemnified Parties provide Licensee with the reasonable assistance, information and authority necessary to perform Licensee's obligations under this section. Reasonable out-of-pocket expenses incurred by the TM Indemnified Parties in providing such assistance will be reimbursed by Licensee.

                                   SECTION 11
                                  MISCELLANEOUS

11.1 Force Majeure. Neither party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by fires, strikes, riots, embargoes, explosions, earthquakes, floods, wars, water, the elements, labor disputes, government requirements, civil or military authorities, acts of God or nature or by the public enemy, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers, or other causes beyond a party's control whether or not similar to the foregoing. Each party shall promptly notify the other party of such an occurrence.

11.2 Assignment. Neither Party may assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement by change of control, operation of law or otherwise, without the other Party's prior written consent, which consent shall not be unreasonably withheld. Any attempted assignment or delegation in contravention of this Section shall be void and ineffective. Either Party may assign this Agreement by operation of law or in connection with a sale of all or substantially all of its assets or stock. This Agreement shall inure to the benefit of, and be binding upon, any permitted successors or assigns.

11.3 Applicable Law; Jurisdiction. This Agreement (and any and all amendments thereto) and its validity, construction and performance shall be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of law. Any proceedings brought by or against any party on any dispute arising out of this Agreement or any matter related thereto shall be brought in the state or federal courts located in New York City, New York and, by execution and delivery of this Agreement, each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts and expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non-conveniens or any similar basis.

11.4 Severability; Survival. If any provision in this Agreement may be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the meaning of such provision shall be construed so as to render it enforceable to the extent feasible. If no feasible interpretation would save such provision, it shall be severed from this Agreement and the remainder shall remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate alternative, reasonably equivalent, enforceable terms.

11.5 Entire Agreement; No Waiver. The terms and conditions contained in this Agreement, including the recitals and all Exhibits hereto, supersede all prior oral or written understandings between the parties with respect to the subject matter thereof and constitute the entire agreement of the parties with respect to such subject matter. Such terms and conditions shall not be modified or amended except by a writing signed by authorized representatives of both Parties. No waiver of the terms and conditions of this Agreement, or the failure of either Party to strictly enforce any such term or condition on one or more occasions shall be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.

11.6 Notices. Except as otherwise provided herein, all notices, requests, demands, claims, and or other communications to be given hereunder will be in writing and will be (as elected by the party giving such notice): (a) personally delivered; (b) transmitted by postage prepaid registered or certified airmail, return receipt requested; (c) transmitted by electronic mail via the Internet with receipt being acknowledged by the recipient by return electronic mail (with a copy of such transmission concurrently transmitted by postage prepaid registered or certified airmail, return receipt requested); (d) transmitted by facsimile (with a copy of such transmission by postage prepaid registered or certified airmail, return receipt requested); or (e) deposited prepaid with a nationally recognized overnight courier service. Unless otherwise provided herein, all notices will be deemed to have been duly given on: (x) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by electronic mail, facsimile or by courier; or (y) three (3) days after the date of posting if transmitted by certified mail. Notice hereunder will be directed to a Party at the address for such party as set forth below. Either Party may change its address for notice purposes hereof on written notice to the other Party pursuant to this Section 11.6.

         If to Trac Medical:                 with a copy to:
         Trac Medical Solutions, Inc.        Goldstein & DiGioia, LLP
         2165 Technology Drive               45 Broadway, 11th Floor
         Schenectady, New York 12308         New York, New York 10006
         Attention: President                Attention: Victor J. DiGioia, Esq.

         If to Licensee:                     with a copy to:



11.7 Relationship of the Parties. Neither party shall have the right to create any obligation or make any representation or warranty on behalf of the other party. Each Party shall bear all expenses and charges incurred by it with respect to the matters for which it assumes responsibility hereunder. Licensee shall not setoff or seek to reduce any amounts owing by Licensee to TracMed under Section 6 of this Agreement, except with the written consent of TracMed.

11.8 Export Restrictions. Licensee hereby acknowledges that the CareCert(TM) System is subject to United States export controls, pursuant to the U.S. Export Administration Regulations. Licensee shall comply strictly with all applicable provisions of the U.S. Export Administration Regulations and shall not export, re-export, transfer, divert or disclose, directly or indirectly, including via remote access, the CareCert(TM) System, any confidential information contained or embodied therein, or any direct product thereof, except as authorized under the Export Administration Regulations.

11.9 Due Authorization; Further Assurances. The individuals executing this Agreement on behalf of the Licensee and TracMed do each hereby represent and warrant that they are duly authorized by all necessary action to execute this Agreement on behalf of their respective principals. The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

11.10 Counterparts; Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The headings in this Agreement are solely for convenience of reference and shall not affect the interpretation of any provision hereof. Each of the parties hereto shall bear such Party's own expenses in connection with this Agreement and the transaction contemplated hereby.

11.11 No Third Party Beneficiaries. This Agreement does not create and shall not be construed as creating any rights enforceable by any person or entity not a party hereto.

11.12 Publicity. TracMed may issue, following review and approval by Licensee, such approval not to be unreasonably withheld, among its regular press releases, information announcing Licensee's participation and use of the CareCert(TM) System.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officer or representative as of the date first above written.

TRAC MEDICAL SOLUTIONS, INC.                     LICENSEE



--------------------------------                 -----------------------------
By:                                              By:
Title:                                           Title:

                                    Exhibit A


SECURITY OFFICER DUTIES

Licensee Security Officer:

Responsibilities:

1. Confirm access for authorized users of the CareCert(TM) System by Licensee employees located at the Licensee Site.

2. Ensure Licensee compliance with requirements of Exhibit B to this Agreement.

                          TRAC MEDICAL SOLUTIONS, INC.
                            Master Services Agreement
                                    EXHIBIT B
                          BUSINESS ASSOCIATE AGREEMENT

         This Addendum is entered into as of this ___ day of ________ by and between Trac Medical Solutions, Inc. ("Vendor") and _______________ ("Supplier").

         WHEREAS, Supplier and Vendor are parties to a Master Service Agreement (the "Agreement") pursuant to which Vendor provides certain services to Supplier, and in connection with those services, Supplier discloses to Vendor certain "Protected Health Information" defined below that is subject to protection under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), Public Law 104-191; and

         WHEREAS, Vendor, as a recipient of Protected Health Information from Supplier, is a "Business Associate" as that term is defined in final HIPAA regulations published by the U.S. Department of Health and Human Services on December 28, 2000, to implement certain provisions of HIPAA, 45 CFR parts 160 and 164 (herein "HIPAA Regulations"); and

         WHEREAS, pursuant to the HIPAA Regulations, business associates of entities such as Supplier, as a condition of doing business with Supplier, will be required to agree in writing to certain mandatory provisions regarding, among other things, the use and disclosure of Protected Health Information; and

         WHEREAS, the purpose of this Addendum is to provide for the parties to satisfy substantially all of the requirements of the applicable HIPAA Regulations, including, but not limited to, 45 CFR ss. 164.504(e).

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

         The following terms shall have the following definitions for purposes of this Addendum:

1.01 "Health Information" means any information, whether oral or recorded in any form or medium that is created or received by Supplier or any of its affiliates, or any information, whether oral or recorded in any form or medium that is created or received by Vendor on behalf of Supplier; and that relates to the past, present, or future physical or mental health or condition of an individual, the provision of health care to an individual, or the past, present, or future payment for the provision of health care to an individual.

1.02 "Individually Identifiable Health Information" means information that is a subset of Health Information, including demographic information collected from an individual, and that:

(1) Is created by or received from Supplier or any of its affiliates; or is created by Vendor on behalf of Supplier; and

(2) Relates to the past, present, or future physical or mental health or condition of an individual, the provision of health care to an individual, or the past, present, or future payment for the provision of health care to an individual; and

         (i) Which identifies the individual; or

         (ii) With respect to which there is a reasonable basis to believe that the information can be used to identify the individual.

1.03     "Protected Health Information" means Individually Identifiable Health
         Information:

(1)      Except as provided in paragraph (2) of this definition, that is:

         (i) Transmitted by electronic media;

         (ii) Maintained in any medium, including the Internet (wide-open), Extranet (using Internet technology to link a business with information only accessible to collaborating parties), leased lines, dial-up lines, private networks, and those transmissions that are physically moved from one location to another using magnetic tape, disk, or compact disk media; or

         (iii) Transmitted or maintained in any other form or medium.

(2) Protected Health Information excludes individually identifiable health information in:

         (i) Education records covered by the Family Educational Right and Privacy Act, as amended, 20 U.S.C. 1232g; and

         (ii) Records described at 20 U.S.C. 1232g(a)(4)(B)(iv).

2. Vendor does hereby assure Supplier that Vendor will appropriately safeguard the confidentiality and integrity of Protected Health Information made available to Vendor by Supplier. In implementation of such assurance and without limiting the obligations of Vendor otherwise set forth in this Addendum or imposed by applicable law, Vendor hereby agrees to comply with the HIPAA Regulations relating to Protected Health Information and with respect to any task or other activity Vendor performs on behalf of Supplier, to the extent Supplier would be required to comply with such requirements. The agreement of Vendor set forth below, and the additional provisions relating to permitted and required uses and disclosures thereof as are set forth in the Agreement, constitute a contract between Supplier and Vendor establishing the permitted and required uses and disclosures of such Protected Health Information by Vendor.

3. In amplification and not in limitation of the foregoing provisions of this Addendum, Vendor agrees that Vendor will:

       (A) Not use or further disclose such information other than as permitted or required by the Agreement, this Addendum or as required by law;

       (B) Use appropriate safeguards to prevent use or disclosure of such information other than as provided for by the Agreement or this Addendum;

       (C) Report to Supplier any use or disclosure of such information not provided for by the Agreement or this Addendum of which Vendor becomes aware;

       (D) Ensure that any subcontractors or agents to whom Vendor provides Protected Health Information agree to the same restrictions and conditions that apply to Vendor with respect to such information;

       (E) Make available Protected Health Information in accordance with applicable law;

       (F) Make Vendor's internal practices, books, and records relating to the use and disclosure of Protected Health Information received from Supplier, or any of its affiliates or created by Vendor on behalf of Supplier, available to the Secretary of the United States Health and Human Services for purposes of determining Supplier's compliance with applicable law (in all events, Vendor shall immediately notify Supplier upon receipt by Vendor of any such request, and shall provide Supplier with copies of any such materials);

       (G) At termination of the Agreement, de-identify, return, or destroy all Protected Health Information received from Supplier or any of its affiliates, or created by Vendor on behalf of Supplier, that Vendor still maintains in any form and retain no copies of such information;

       (H) Incorporate any amendments or corrections to Protected Health Information, when notified, pursuant to and in accordance with the HIPAA Regulations;

       (I) Have procedures in place for mitigating, to the maximum extent practicable, any deleterious effect from the use or disclosure of Protected Health Information in a manner contrary to the Agreement, this Addendum, or applicable law; and

       (J) Develop and implement a system of sanctions for any employee, subcontractor or agent who violates the Agreement, this Addendum, or applicable law.

       (K) Upon notice by the Supplier to Vendor that it has received a request for an accounting of disclosures of Protected Health Information regarding an individual during the six (6) years prior to the date on which the accounting was requested, Vendor will make available to the Supplier such information as is in Vendor's possession and is required for the Supplier to make the accounting required by 45 C.F.R. ss.
       164.528. Vendor will provide the Supplier with the following information:
       (i) the date of the disclosure, (ii) the name of the entity or person who received the Protected Health Information, and if known, the address of such entity or person, (iii) a brief description of the Protected Health Information disclosed, and (iv) a brief statement of the purpose of such disclosure which includes an explanation of the basis for such disclosure. In the event the request for an accounting is delivered directly to Vendor, Vendor will forward such request to the Supplier. It shall be the Supplier's responsibility to prepare and deliver any such accounting requested in accordance with the requirements of law.

4. Notwithstanding the HIPAA Regulations, the individuals whose Protected Health Information is disclosed under this Section of this Agreement are NOT third party beneficiaries of the provisions of this Addendum or the Agreement.

5. Notwithstanding any provision of the Agreement which limits the liability of Vendor or requires Supplier to indemnify Vendor, Vendor agrees to indemnify and hold Supplier harmless from and in respect of any and all loss or liability, claim or expense, fine, sanction, or penalty, including reasonable attorney's fees and costs, which Supplier may sustain or incur as a result of any act, omission, or material breach of this Addendum by Vendor.

6. Vendor shall notify Supplier in writing within three (3) working days of the occurrence of any of the following: (a) any disclosure of Protected Health Information prohibited by this Addendum whether made directly by Vendor or through an agent or subcontractor of Vendor; (b) any receipt by Vendor or its agents or subcontractors of a complaint by an individual regarding the use of his or her Protected Health Information; or (c) any other event which reasonably might be anticipated to expose Supplier to a legal claim or adverse publicity regarding the use or transmittal of Protected Health Information.

7. Without limiting the rights and remedies of Supplier elsewhere set forth in this Addendum or available under applicable law, Supplier may terminate the Agreement without penalty or recourse to Supplier if Supplier determines that Vendor has violated a material term of the provisions of this Addendum.

8. Supplier hereby covenants that Supplier will comply at all times with the applicable HIPAA Regulations in providing Vendor with any Protected Health Information.

9. In the event that any final regulation or amendment to final regulations is promulgated by the U.S. Department of Health and Human Services or other government regulatory authority with respect to Protected Health Information, the security of health-related information, electronic signatures, or standardized electronic transactions, the parties will meet in good faith to discuss amending this Addendum such that this Addendum remains in compliance with such regulations.

TRAC MEDICAL SOLUTIONS, INC.                      SUPPLIER


----------------------------                      ------------------------------
By:                                               By:
Title:                                            Title:

                          TRAC MEDICAL SOLUTIONS, INC.
                            Master Services Agreement
                                    EXHIBIT C
                       Fee Schedule; Terms and Conditions

1. License Fees. Commencing on the Effective Date and continuing through the Term, Licensee shall pay to TracMed the License Fees (the "License Fees") set forth on Schedule A ("Member Pricing") hereof and subject to the terms and conditions also set forth herein. Upon payment of the License Fees, Licensee (i) shall be granted the licenses under Section 2.1 of the Agreement and (ii) shall receive the support provided by TracMed pursuant to Section 5.1 of the Agreement. On each anniversary of the date on which it commenced use of the CareCert(TM) System, Licensee will pay TracMed the Renewal Fee set forth below.

2. Transaction Fees. Commencing on the Effective Date and continuing through the Term, Licensee will be assessed the Transaction Fee set forth below (the "Transaction Fee"). The Transaction Fee per each CMN or other electronic form (each such e-CMN or other electronic form an "Electronic Healthcare Form") will be assessed at such time as physician initially digitally signs such Electronic Healthcare Form. Upon Licensee's payment of the monthly Transaction Fee, Licensee shall (i) be authorized to process such number of Electronic Healthcare Forms per month as corresponds to the Transaction Fees paid as set forth on Schedule A ("Member Pricing") below.

3. Billing and Payment. License Fees and Transaction Fees (for the purposes of this Exhibit C, "Fees") shall be payable to TracMed as follows: all Fees shall be billed by TracMed on a monthly basis to Licensee Corporate Offices, at the address indicated in Section 12.6 of the Agreement and Licensee shall pay to TracMed the undisputed Fees on or before the thirtieth day following the receipt of the invoice generated by or on behalf of TracMed. In the event Licensee fails to make timely payment of any of the Fees, TracMed may immediately suspend, without prior notice, Licensee's use of the CareCert(TM) System until all amounts due are paid in full by Licensee. TracMed may terminate this Agreement upon ten (10) days prior notice in the event that Licensee fails to timely pay any Fees on more than two occasions in any twelve (12) month period. Past due amounts shall be subject to interest of 1.25% per month or the maximum rate legally permitted, whichever is less. In addition to any other payments due under this Agreement, Licensee agrees to reimburse and hold TracMed harmless from any sales, use, excise, import or export, value added or similar tax or duty, any other tax not based on TracMed's net income which TracMed may incur in respect of this Agreement.